B&W Draft
                                                                      3/30/98













                   (INDYMAC) HOME EQUITY LOAN TRUST 199_-__

                                    Issuer

                                     AND

                             (_________________)

                              INDENTURE TRUSTEE

                _________________________________________



                                  INDENTURE

                         Dated as of _________, 199_

               __________________________________________


                        HOME EQUITY ASSET BACKED NOTES




                                SERIES 199_-__




          Cross-reference sheet showing the location in the indenture of the provisions inserted pursuant to Sections 310 through 318(a) inclusive of the Trust Indenture Act of 1939.

     TIA                                               Indenture Section
     ---                                               -----------------

Section 310
     (a)  (1)  . . . . . . . . . . . . . . . . . .            6.11
     (a)  (2)  . . . . . . . . . . . . . . . . . .            6.11
     (a)  (3)  . . . . . . . . . . . . . . . . . .            6.10(b)(i)
     (a)  (4)  . . . . . . . . . . . . . . . . . .        Not Applicable
     (a)  (5)  . . . . . . . . . . . . . . . . . .            6.11
     (b)       . . . . . . . . . . . . . . . . . .            6.11
               . . . . . . . . . . . . . . . . . .            6.08
               . . . . . . . . . . . . . . . . . .           11.05
     (c)       . . . . . . . . . . . . . . . . . .        Not Applicable

Section 311
     (a)       . . . . . . . . . . . . . . . . . .            6.12
     (b)       . . . . . . . . . . . . . . . . . .            6.12

Section 312
     (a)       . . . . . . . . . . . . . . . . . .            7.01(a)(i)
               . . . . . . . . . . . . . . . . . .            7.02(a)(i)
     (b)       . . . . . . . . . . . . . . . . . .            7.02(a)(ii)
     (c)       . . . . . . . . . . . . . . . . . .            7.02(a)(iii)

Section 313
     (a)       . . . . . . . . . . . . . . . . . .            7.04
     (b)       . . . . . . . . . . . . . . . . . .            7.04
     (c)       . . . . . . . . . . . . . . . . . .            7.04
               . . . . . . . . . . . . . . . . . .           11.05
     (d)       . . . . . . . . . . . . . . . . . .            7.04

Section 314
     (a)       . . . . . . . . . . . . . . . . . .            7.03
               . . . . . . . . . . . . . . . . . .           11.05
               . . . . . . . . . . . . . . . . . .            3.11
     (b)  (1)  . . . . . . . . . . . . . . . . . .            2.03
     (b)  (2)  . . . . . . . . . . . . . . . . . .            3.07
     (c)  (1)  . . . . . . . . . . . . . . . . . .            2.03
               . . . . . . . . . . . . . . . . . .            4.10
               . . . . . . . . . . . . . . . . . .           11.01
     (c)  (2)  . . . . . . . . . . . . . . . . . .            2.03
               . . . . . . . . . . . . . . . . . .            4.10
               . . . . . . . . . . . . . . . . . .           11.01
     (c)  (3)  . . . . . . . . . . . . . . . . . .            1.01
               . . . . . . . . . . . . . . . . . .            2.02
     (d)  (1)  . . . . . . . . . . . . . . . . . .            1.01
               . . . . . . . . . . . . . . . . . .            8.05
     (d)  (2)  . . . . . . . . . . . . . . . . . .            1.01
               . . . . . . . . . . . . . . . . . .        Not Applicable
     (d)  (3)  . . . . . . . . . . . . . . . . . .            1.01
               . . . . . . . . . . . . . . . . . .            2.02
     (e)       . . . . . . . . . . . . . . . . . .           11.01


Section 315
     (a)       . . . . . . . . . . . . . . . . . .            6.01(b)
               . . . . . . . . . . . . . . . . . .            6.01(c)(i)
     (b)       . . . . . . . . . . . . . . . . . .            6.05
               . . . . . . . . . . . . . . . . . .           11.05
     (c)       . . . . . . . . . . . . . . . . . .            6.01(a)
     (d)       . . . . . . . . . . . . . . . . . .            6.01(c)
     (d)  (1)  . . . . . . . . . . . . . . . . . .            6.01(b)
     (d)  (2)  . . . . . . . . . . . . . . . . . .            6.01(c)(ii)
     (d)  (3)  . . . . . . . . . . . . . . . . . .            6.01(c)(iii)
     (e)       . . . . . . . . . . . . . . . . . .            5.16

Section 316
     (a)  (1)  (A)   . . . . . . . . . . . . . . .            5.11
                 . . . . . . . . . . . . . . . . .            8.01
     (a)  (1)  (B)   . . . . . . . . . . . . . . .            5.02
                 . . . . . . . . . . . . . . . . .            5.12
     (a)  (2)    . . . . . . . . . . . . . . . . .        Not Applicable
     (b)         . . . . . . . . . . . . . . . . .            5.07
     (c)         . . . . . . . . . . . . . . . . .        Not Applicable

Section 317
     (a)  (1)    . . . . . . . . . . . . . . . . .            5.03
     (a)  (2)    . . . . . . . . . . . . . . . . .            5.03(d)(iv)
     (b)         . . . . . . . . . . . . . . . . .            3.03

Section 318
     (a)         . . . . . . . . . . . . . . . . .           11.07


                              TABLE OF CONTENTS
                              -----------------

         Section                                                         Page
         -------                                                         ----

                                  ARTICLE I

                                 Definitions

     1.01.  Definitions . . . . . . . . . . . . . . . . . . . . . . . . .   2
     1.02.  Incorporation by Reference of Trust Indenture Act . . . . . .   2
     1.03.  Rules of Construction.  . . . . . . . . . . . . . . . . . . .   2

                                  ARTICLE II

                          Original Issuance of Notes
     2.01.  Form  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
     2.02.  Execution, Authentication and Delivery  . . . . . . . . . . .   4
     2.03.  Opinions of Counsel . . . . . . . . . . . . . . . . . . . . .   5

                                 ARTICLE III

                                  Covenants

     3.01.  Collection of Payments on Mortgage Loan Accounts  . . . . . .   6
     3.02.  Maintenance of Office or Agency . . . . . . . . . . . . . . .   6
     3.03.  Money for Payments To Be Held in Trust; Paying Agent;
            Certificate Paying Agent  . . . . . . . . . . . . . . . . . .   6
     3.04.  Existence . . . . . . . . . . . . . . . . . . . . . . . . . .   9
     3.05.  Payment of Principal and Interest; Defaulted Interest . . . .   9
     3.06.  Protection of Trust Estate  . . . . . . . . . . . . . . . . .  12
     3.07.  Opinions as to Trust Estate . . . . . . . . . . . . . . . . .  12
     3.08.  (Reserved)  . . . . . . . . . . . . . . . . . . . . . . . . .  13
     3.09.  Performance of Obligations; Master Servicing Agreement  . . .  13
     3.10.  Negative Covenants  . . . . . . . . . . . . . . . . . . . . .  15
     3.11.  Annual Statement as to Compliance . . . . . . . . . . . . . .  16
     3.12.  Recording of Assignments  . . . . . . . . . . . . . . . . . .  16
     3.13.  Representations and Warranties Concerning the Mortgage
            Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
     3.14.  Indenture Trustee's Review of Related Documents . . . . . . .  17
     3.15.  Trust Estate; Related Documents . . . . . . . . . . . . . . .  18
     3.16.  Amendments to Master Servicing Agreement  . . . . . . . . . .  19
     3.17.  Master Servicer as Agent and Bailee of Indenture Trustee  . .  19
     3.18.  Investment Company Act  . . . . . . . . . . . . . . . . . . .  20
     3.19.  Issuer May Consolidate, etc., Only on Certain Terms . . . . .  20
     3.20.  Successor or Transferee . . . . . . . . . . . . . . . . . . .  22
     3.21.  No Other Business . . . . . . . . . . . . . . . . . . . . . .  22
     3.22.  No Borrowing  . . . . . . . . . . . . . . . . . . . . . . . .  23
     3.23.  Guarantees, Loans, Advances and Other Liabilities . . . . . .  23
     3.24.  Capital Expenditures  . . . . . . . . . . . . . . . . . . . .  23
     3.25.  (Reserved)  . . . . . . . . . . . . . . . . . . . . . . . . .  23
     3.26.  Restricted Payments . . . . . . . . . . . . . . . . . . . . .  23
     3.27.  Notice of Events of Default . . . . . . . . . . . . . . . . .  23
     3.28.  Further Instruments and Acts  . . . . . . . . . . . . . . . .  24
     3.29.  Statements to Noteholders . . . . . . . . . . . . . . . . . .  24
     3.30. (Reserved) (Grant of the Additional Loans  . . . . . . . . . .  24
     3.31.  Determination of Note Rate and Certificate Rate.  . . . . . .  25
     3.32.  Payments under the Credit Enhancement Instrument  . . . . . .  25
     3.33.  Replacement Credit Enhancement Instrument . . . . . . . . . .  26

                                  ARTICLE IV

              The Notes; Satisfaction and Discharge of Indenture

     4.01.  The Notes . . . . . . . . . . . . . . . . . . . . . . . . . .  28
     4.02.  Registration of and Limitations on Transfer and Exchange of
            Notes; Appointment of Certificate Registrar . . . . . . . . .  28
     4.03.  Mutilated, Destroyed, Lost or Stolen Notes  . . . . . . . . .  30
     4.04.  Persons Deemed Owners . . . . . . . . . . . . . . . . . . . .  31
     4.05.  Cancellation  . . . . . . . . . . . . . . . . . . . . . . . .  31
     4.06.  Book-Entry Notes  . . . . . . . . . . . . . . . . . . . . . .  31
     4.07.  Notices to Depository . . . . . . . . . . . . . . . . . . . .  32
     4.08.  Definitive Notes  . . . . . . . . . . . . . . . . . . . . . .  33
     4.09.  Tax Treatment . . . . . . . . . . . . . . . . . . . . . . . .  33
     4.10.  Satisfaction and Discharge of Indenture . . . . . . . . . . .  33
     4.11.  Application of Trust Money  . . . . . . . . . . . . . . . . .  35
     4.12.  Subrogation and Cooperation . . . . . . . . . . . . . . . . .  35
     4.13.  Repayment of Moneys Held by Paying Agent  . . . . . . . . . .  36

                                  ARTICLE V

                                   Remedies

     5.01.  Events of Default . . . . . . . . . . . . . . . . . . . . . .  37
     5.02.  Acceleration of Maturity; Rescission and Annulment  . . . . .  37
     5.03.  Collection of Indebtedness and Suits for Enforcement by
            Indenture Trustee . . . . . . . . . . . . . . . . . . . . . .  38
     5.04.  Remedies; Priorities  . . . . . . . . . . . . . . . . . . . .  40
     5.05.  Optional Preservation of the Trust Estate . . . . . . . . . .  43
     5.06.  Limitation of Suits . . . . . . . . . . . . . . . . . . . . .  43
     5.07.  Unconditional Rights of Noteholders To Receive Principal and
            Interest  . . . . . . . . . . . . . . . . . . . . . . . . . .  44
     5.08.  Restoration of Rights and Remedies  . . . . . . . . . . . . .  44
     5.09.  Rights and Remedies Cumulative  . . . . . . . . . . . . . . .  44
     5.10.  Delay or Omission Not a Waiver  . . . . . . . . . . . . . . .  44
     5.11.  Control by Noteholders  . . . . . . . . . . . . . . . . . . .  45
     5.12.  Waiver of Past Defaults . . . . . . . . . . . . . . . . . . .  45
     5.13.  Undertaking for Costs . . . . . . . . . . . . . . . . . . . .  46
     5.14.  Waiver of Stay or Extension Laws  . . . . . . . . . . . . . .  46
     5.15.  Sale of Trust Estate  . . . . . . . . . . . . . . . . . . . .  46
     5.16.  Action on Notes . . . . . . . . . . . . . . . . . . . . . . .  48

                                  ARTICLE VI

                            The Indenture Trustee

     6.01.  Duties of Indenture Trustee . . . . . . . . . . . . . . . . .  50
     6.02.  Rights of Indenture Trustee . . . . . . . . . . . . . . . . .  51
     6.03.  Individual Rights of Indenture Trustee  . . . . . . . . . . .  52
     6.04.  Indenture Trustee's Disclaimer  . . . . . . . . . . . . . . .  52
     6.05.  Notice of Event of Default  . . . . . . . . . . . . . . . . .  52
     6.06.  Reports by Indenture Trustee to Holders . . . . . . . . . . .  52
     6.07.  Compensation and Indemnity  . . . . . . . . . . . . . . . . .  52
     6.08.  Replacement of Indenture Trustee  . . . . . . . . . . . . . .  53
     6.09.  Successor Indenture Trustee by Merger . . . . . . . . . . . .  54
     6.10.  Appointment of Co-Indenture Trustee or Separate Indenture
            Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
     6.11.  Eligibility; Disqualification . . . . . . . . . . . . . . . .  56
     6.12.  Preferential Collection of Claims Against Issuer  . . . . . .  57
     6.13.  Representation and Warranty . . . . . . . . . . . . . . . . .  57
     6.14.  Directions to Indenture Trustee . . . . . . . . . . . . . . .  57
     6.15.  No Consent to Certain Acts of Depositor . . . . . . . . . . .  57

                                 ARTICLE VII

                        Noteholders' Lists and Reports

     7.01.  Issuer To Furnish Indenture Trustee Names and Addresses of
            Noteholders . . . . . . . . . . . . . . . . . . . . . . . . .  58
     7.02.  Preservation of Information; Communications to Noteholders  .  58
     7.03.  Reports by Issuer . . . . . . . . . . . . . . . . . . . . . .  58
     7.04.  Reports by Indenture Trustee  . . . . . . . . . . . . . . . .  59

                                 ARTICLE VIII

                     Accounts, Disbursements and Releases

     8.01.  Collection of Money . . . . . . . . . . . . . . . . . . . . .  60
     8.02.  Trust Accounts  . . . . . . . . . . . . . . . . . . . . . . .  60
     8.03.  Opinion of Counsel  . . . . . . . . . . . . . . . . . . . . .  62
     8.04.  Termination Upon Distribution to Noteholders  . . . . . . . .  62
     8.05.  Release of Trust Estate . . . . . . . . . . . . . . . . . . .  62
     8.06.  Surrender of Notes Upon Final Payment . . . . . . . . . . . .  63

                                  ARTICLE IX

                           Supplemental Indentures

     9.01.  Supplemental Indentures Without Consent of Noteholders  . . .  64
     9.02.  Supplemental Indentures With Consent of Noteholders . . . . .  65
     9.03.  Execution of Supplemental Indentures  . . . . . . . . . . . .  67
     9.04.  Effect of Supplemental Indenture  . . . . . . . . . . . . . .  67
     9.05.  Conformity with Trust Indenture Act . . . . . . . . . . . . .  68
     9.06.  Reference in Notes to Supplemental Indentures . . . . . . . .  68

                                  ARTICLE X

                                  (Reserved)


                                  ARTICLE XI

                                Miscellaneous

     11.01.  Compliance Certificates and Opinions, etc  . . . . . . . . .  70
     11.02.  Form of Documents Delivered to Indenture Trustee . . . . . .  72
     11.03.  Acts of Noteholders  . . . . . . . . . . . . . . . . . . . .  73
     11.04.  Notices, etc., to Indenture Trustee, Issuer, (Credit
             Enhancer) and Rating Agencies . .. . . . . . . . . . . . . .  74
     11.05.  Notices to Noteholders; Waiver . . . . . . . . . . . . . . .  75
     11.06.  Alternate Payment and Notice Provisions  . . . . . . . . . .  75
     11.07.  Conflict with Trust Indenture Act  . . . . . . . . . . . . .  75
     11.08.  Effect of Headings . . . . . . . . . . . . . . . . . . . . .  76
     11.09.  Successors and Assigns . . . . . . . . . . . . . . . . . . .  76
     11.10.  Separability . . . . . . . . . . . . . . . . . . . . . . . .  76
     11.11.  Benefits of Indenture  . . . . . . . . . . . . . . . . . . .  76
     11.12.  Legal Holidays . . . . . . . . . . . . . . . . . . . . . . .  76
     11.13.  GOVERNING LAW  . . . . . . . . . . . . . . . . . . . . . . .  76
     11.14.  Counterparts . . . . . . . . . . . . . . . . . . . . . . . .  76
     11.15.  Recording of Indenture . . . . . . . . . . . . . . . . . . .  77
     11.16.  Issuer Obligation  . . . . . . . . . . . . . . . . . . . . .  77
     11.17.  No Petition  . . . . . . . . . . . . . . . . . . . . . . . .  77
     11.18.  Inspection . . . . . . . . . . . . . . . . . . . . . . . . .  78
     11.19.  Authority of the Administrator . . . . . . . . . . . . . . .  78

Signatures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    81
Acknowledgments   . . . . . . . . . . . . . . . . . . . . . . . . . . .    82

EXHIBITS

Exhibit A   - Form of Note
Exhibit B   - Mortgage Loan Schedule



          This Indenture, dated as of ______, 199_, between _____________________________________ 199_-_, a Delaware business trust, as
Issuer (the "Issuer"), and (________________), as Indenture Trustee (the "Indenture Trustee"),

                               WITNESSETH THAT:

          Each party hereto agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Issuer's __________________ Home Equity Loan Asset Backed Certificates and Notes, Series 199__-__ (the "Notes").

                               GRANTING CLAUSE

          The Issuer hereby Grants to the Indenture Trustee at the Closing Date, as Indenture Trustee for the benefit of the Holders of the Notes, all of the Issuer's right, title and interest in and to whether now existing or hereafter created (a) the Mortgage Loans and all monies and proceeds due thereon after the Cut-off Date (exclusive of payments in respect of accrued interest due on a prior to the Cut-off Date or due in the month of ___________), (b) an assignment of the Depositor's rights under the Mortgage Loan Purchase Agreement, (c) all funds on deposit in the Funding Account, including all income from the investment and reinvestment of funds therein,
(d) all funds on deposit from time to time in the Collection Account allocable to the Mortgage Loans; (e) all funds on deposit from time to time in the Payment Account and in all proceeds thereof; ((f) the Policy); (g) all Additional Balances; (h) all REO properties; and (i) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under, and all proceeds of every kind and nature whatsoever in respect of, any or all of the foregoing and all payments on or under, and all proceeds of every kind and nature whatsoever in the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, checks, deposit accounts, rights to payment of any and every kind (including but not limited to all proceeds of any hazard insurance policy with respect to any Mortgaged Property), and other forms of obli-gations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the fore-going (collectively, the "Trust Estate" or the "Collateral").

          The foregoing Grant is made in trust to secure the payment of principal of and interest on, and any other amounts owing in respect of, the Notes, equally and ratably without prejudice, priority or distinction, and to secure compliance with the provisions of this Indenture, all as provided in this Indenture.

          The Indenture Trustee, as Indenture Trustee on behalf of the Holders of the Notes, acknowledges such Grant, accepts the trust under this Indenture in accordance with the provisions hereof and agrees to perform its duties as Indenture Trustee as required herein.


                                  ARTICLE I

                                  Definition

     Section 1.01.  Definitions.  For all purposes of this Indenture, except
                    -----------
as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in Appendix A hereto which are incorporated by reference herein. All other capitalized terms used herein shall have the meanings specified herein.

     Section 1.02.  Incorporation by Reference of Trust Indenture Act.
                    -------------------------------------------------
Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

          "Commission" means the Securities and Exchange Commission.

          "indenture securities" means the Notes.

          "indenture security holder" means a Noteholder.

          "indenture to be qualified" means this Indenture.

          "indenture trustee" or "institutional trustee" means the Indenture Trustee.

          "obligor" on the indenture securities means the Issuer and any other obligor on the indenture securities.

     All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule have the meaning assigned to them by such definitions.

     Section 1.03.  Rules of Construction.  Unless the context otherwise
                    ---------------------
requires:

            (i)  a term has the meaning assigned to it;

           (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

          (iii)  "or" is not exclusive;

           (iv)  "including" means including without limitation;

            (v) words in the singular include the plural and words in the plural include the singular; and

           (vi) any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

                                  ARTICLE II

                          Original Issuance of Notes

     Section 2.01.  Form.  The Notes together with the Indenture Trustee's
                    ----
certificate of authentication, shall be in substantially the forms set forth in Exhibit A with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of the Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

     The Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the Authorized Officers executing such Notes, as evidenced by their execution of such Notes.

     The terms of the Notes set forth in Exhibit A are part of the terms of this Indenture.

     Section 2.02.  Execution, Authentication and Delivery.  The Notes shall
                    --------------------------------------
be executed on behalf of the Issuer by any of its Authorized Officers. The signature of any such Authorized Officer on the Notes may be manual or facsimile.

     Notes bearing the manual or facsimile signature of individuals who were at any time Authorized Officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

     The Indenture Trustee shall upon Issuer Request authenticate and deliver Notes for original issue in an aggregate initial principal amount of $(______________). The aggregate principal amount of Notes outstanding at any time may not exceed $(_____________).

     Each Note shall be dated the date of its authentication. The Notes shall be issuable as registered Notes in the minimum initial Security Balances of $(________) and in integral multiples of $(______) in excess thereof.

     No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Indenture Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

     Section 2.03.  Opinions of Counsel.  On the Closing Date, the Indenture
                    -------------------
Trustee shall have received: (i) an Opinion of Counsel, in form and substance reasonably satisfactory to the Indenture Trustee and its counsel, with respect to securities law matters; (ii) an Opinion of Counsel, in form and substance reasonably satisfactory to the Indenture Trustee and its counsel, with respect to the tax status of the arrangement created by the Indenture; and (iii) an Opinion of Counsel to the Issuer, in form and substance reasonably satisfactory to the Indenture Trustee and its counsel, with respect to the due authorization, valid execution and delivery of this Indenture and with respect to its binding effect on the Issuer.

                                 ARTICLE III

                                  Covenants

     Section 3.01.  Collection of Payments on Mortgage Loan Accounts.  The
                    ------------------------------------------------
Indenture Trustee shall establish and maintain with itself a trust account
(the "Payment Account") in which the Indenture Trustee shall, subject to the terms of this paragraph, deposit, on the same day as it is received from the Master Servicer, each remittance received by the Indenture Trustee with respect to the Mortgage Loans. The Indenture Trustee shall make all payments of uprincipal of and interest on the Notes, subject to Section 3.03 as provided in Section 3.05 herein from moneys on deposit in the Payment Account.

     Section 3.02.  Maintenance of Office or Agency.  The Issuer will
                    -------------------------------
maintain in the Borough of Manhattan, The City of New York, an office or agency where, subject to satisfaction of conditions set forth herein, Notes may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer hereby initially appoints the Indenture Trustee to serve as its agent for the foregoing purposes. If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Issuer hereby appoints the Indenture Trustee as its agent to receive all such surrenders, notices and demands.

     Section 3.03.  Money for Payments To Be Held in Trust; Paying Agent;
                    -----------------------------------------------------
Certificate Paying Agent.  (a) As provided in Section 3.01, all payments
-------------------------
of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Payment Account pursuant to Section 3.01 shall be made on behalf of the Issuer by the Indenture Trustee or by the Paying Agent, and no amounts so withdrawn from the Payment Account for payments of Notes shall be paid over to the Issuer except as provided in this Section 3.03.

     The Issuer will cause each Paying Agent other than the Indenture Trustee to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the Indenture Trustee (and if the Indenture Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section 3.03, that such Paying Agent will:

            (i) hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

           (ii) give the Indenture Trustee notice of any default by the Issuer of which it has actual knowledge in the making of any payment required to be made with respect to the Notes;

          (iii) at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent;

           (iv) immediately resign as Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a Paying Agent at the time of its appointment; and

            (v) comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

     The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Request direct any Paying Agent to pay to the Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Inden-ture Trustee, such Paying Agent shall be released from all further liability with respect to such money.

     Subject to applicable laws with respect to escheat of funds, any money held by the Indenture Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and be paid to the Issuer on Issuer Request; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Indenture Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense and direction of the Issuer cause to be published once, in an Authorized Newspaper published in the English language, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer. The Indenture Trustee shall also adopt and employ, at the expense and direction of the Issuer, any other reasonable means of notification of such repayment (including, but not limited to, mailing notice of such repayment to Holders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in moneys due and payable but not claimed is determinable from the records of the Indenture Trustee or of any Paying Agent, at the last address of record for each such Holder).

     The Issuer hereby appoints (__________________) as Certificate Paying Agent and Residual Ownership Interest Paying Agent to make payments to Certificateholders and holders of the Residual Ownership Interest on behalf of the Issuer in accordance with the provisions of the Certificates, Section
3.05 hereof and the provisions of the Trust Agreement, and (_______________) hereby accepts such appointment and further agrees that it will be bound by the provisions of the Trust Agreement relating to the Certificate Paying Agent and Residual Ownership Interest Paying Agent and will:

            (i) hold all sums held by it for the payment of amounts due with respect to the Certificates and the Residual Ownership Interest in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and as provided in the Trust Agreement and pay such sums to such Persons as herein and therein provided;

           (ii) give the Owner Trustee notice of any default by the Issuer of which it has actual knowledge in the making of any payment required to be made with respect to the Certificates;

          (iii) at any time during the continuance of any such default, upon the written request of the Owner Trustee forthwith pay to the Owner Trustee on behalf of the Issuer all sums so held in trust by such Certificate Paying Agent;

           (iv) immediately resign as Certificate Paying Agent and forthwith pay to the Owner Trustee on behalf of the Issuer all sums held by it in trust for the payment of Certificates and the Residual Ownership Interest if at any time it ceases to meet the standards required to be met by the Certificate Paying Agent or the Residual Ownership Interest Paying Agent at the time of its appointment;

            (v) comply with all requirements of the Code with respect to the withholding from any payments made by it on any Certificates or the holders of the Residual Ownership Interest of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith; and

           (vi) deliver to the Owner Trustee a copy of the report to Certificateholders and holders of Residual Ownership Interest prepared with respect to each Payment Date by the Master Servicer pursuant to
     Section 4.01 of the Master Servicing Agreement.

     Section 3.04.  Existence.  The Issuer will keep in full effect its
                    ---------
existence, rights and franchises as a business trust under the laws of the State of Delaware (unless it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other state or of the United States of America, in which case the Issuer will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes, the Mortgage Loans and each other instrument or agreement included in the Trust Estate.

     Section 3.05.  Payment of Principal and Interest; Defaulted Interest.
                    -----------------------------------------------------
(a) On each Payment Date from amounts on deposit in the Payment Account after making (x) any deposit to the Funding Account pursuant to Section 8.02(b) and (y) any deposits to the Payment Account pursuant to Section 8.02(c)(ii) and Section 8.02(c)(i)(2), the Indenture Trustee, on behalf of the Issuer shall pay to the Noteholders and the Certificate Paying Agent, on behalf of the Issuer shall pay to the Certificateholders and the Certificate Paying Agent, on behalf of the Issuer shall pay to the holders of the Residual Ownership Interest, and the Indenture Trustee, in its capacity as agent for the Issuer shall pay to other Persons, the amounts to which they are entitled as set forth below:

            (i) The sum of (x) to the Noteholders the sum of (a) one month's interest at the Note Rate on the Security Balances of Notes immediately prior to such Payment Date and (b) any previously accrued and unpaid interest for prior Payment Dates and (y) to the Certificateholders, the Certificate Distribution Amount for such Payment Date;

           (ii) as principal on the Notes and the Certificates, the applicable Security Percentage of the Principal Collection Distribution Amount;

          (iii) to the Noteholders and the Certificateholders, as the case may be, as principal on the Notes and the Certificates, pro rata, based on the Security Balances from the amount remaining on deposit in the Payment Account, up to the applicable Security Percentage of Liquidation Loss Amounts for the related Collection Period;

           (iv) to the Noteholders and the Certificateholders, as the case may be, as principal on the Notes and the Certificates, pro rata, based on the Security Balances from the amount remaining on deposit in the Payment Account, up to the applicable Security Percentage of Carryover Loss Amounts;

           ((v) to the Credit Enhancer, in the amount of the premium for the Credit Enhancement Instrument (and for any Additional Credit Enhancement Instrument);

           (vi) to the Credit Enhancer, to reimburse it for prior draws made on the Credit Enhancement Instrument (and on any Additional Credit Enhancement Instrument) (with interest thereon as provided in the Insurance Agreement);)

          (vii) to the Noteholders and the Certificateholders, as the case may be, as principal on the Notes and the Certificates, pro rata, based on the Security Balances from Security Interest Collections, up to the Accelerated Principal Distribution Amount for such Payment Date (such amount, if any, paid pursuant to this clause (vii) being referred to herein as the "Accelerated Principal Payment Amount");

        ((viii) to the Credit Enhancer, any other amounts owed to the Credit Enhancer pursuant to the Insurance Agreement;)

           (ix)  (Reserved);

            (x) to reimburse the Administrator for expenditures made on behalf of the Issuer with respect to the performance of its duties under the Indenture; and

           (xi) any remaining amounts to the holders of the Residual Ownership Interest as described in Section 5.01 of the Trust Agreement;

provided, however, (in the event that on a Payment Date a Credit Enhancer Default shall have occurred and be continuing then the priorities of distributions described above will be adjusted such that payments of the Certificate Distribution Amount and all other amounts to be paid in respect of principal on the Certificates will not be paid until the full amount of interest and principal in accordance with clauses (i)(x) and (ii) through
(iv) above that are due on the Notes on such Payment Date have been paid and provided, further,) that on the Final Scheduled Payment Date or other final Payment Date, the amount to be paid pursuant to clause (ii) above shall be equal to the Security Balances of the Securities immediately prior to such Payment Date.

     The amounts paid to Noteholders shall be paid to each Class in accordance with paragraph (b) below. Interest will accrue on the Notes during an Interest Period on the basis of the actual number of days in such Interest Period and a year assumed to consist of 360 days.

     Any installment of interest or principal, if any, payable on any Note or Certificate that is punctually paid or duly provided for by the Issuer on the applicable Payment Date shall, if such Holder holds Notes or Certificates other than the Designated Certificate of an aggregate initial Principal Balance of at least $(___________) be paid to each Holder of record on the preceding Record Date, by wire transfer to an account specified in writing by such Holder reasonably satisfactory to the Indenture Trustee as of the preceding Record Date or in all other cases or if no such instructions have been delivered to the Indenture Trustee, by check to such Noteholder mailed to such Holder's address as it appears in the Note Register the amount required to be distributed to such Holder on such Payment Date pursuant to such Holder's Securities; provided, however, that the Indenture Trustee shall not pay to such Holders any amount required to be withheld from a payment to such Holder by the Code.

     (b) The principal of each Note shall be due and payable in full on the Final Scheduled Payment Date for such Note as provided in the related form of Note set forth in Exhibit A. All principal payments on each Class of Notes shall be made to the Noteholders of such Class entitled thereto in accordance with the Percentage Interests represented by such Notes. Upon notice to the Indenture Trustee by the Issuer, the Indenture Trustee shall notify the Person in whose name a Note is registered at the close of business on the Record Date preceding the Final Scheduled Payment Date or other final Payment Date. Such notice shall be mailed no later than five Business Days prior to such Final Scheduled Payment Date or other final Payment Date and shall specify that payment of the principal amount and any interest due with respect to such Note at the Final Scheduled Payment Date or other final Payment Date will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for such final payment.

     Section 3.06.  Protection of Trust Estate.  (a)  The Issuer will from
                    --------------------------
time to time execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and will take such other action necessary or advisable to:

            (i) maintain or preserve the lien and security interest (and the priority thereof) of this Indenture or carry out more effectively the purposes hereof;

           (ii) perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;

          (iii)  enforce any of the Mortgage Loans; or

           (iv) preserve and defend title to the Trust Estate and the rights of the Indenture Trustee and the Noteholders in such Trust Estate against the claims of all persons and parties.

     (b) Except as otherwise provided in the Master Servicing Agreement or this Indenture, the Indenture Trustee shall not remove any portion of the Trust Estate that consists of money or is evidenced by an instrument, certificate or other writing from the jurisdiction in which it was held at the date of the most recent Opinion of Counsel delivered pursuant to Section
3.06 (or from the jurisdiction in which it was held as described in the Opinion of Counsel delivered at the Closing Date pursuant to Section 3.07(a), if no Opinion of Counsel has yet been delivered pursuant to Section 3.07(b) unless the Trustee shall have first received an Opinion of Counsel to the effect that the lien and security interest created by this Indenture with respect to such property will continue to be maintained after giving effect to such action or actions.

     The Issuer hereby designates the Indenture Trustee its agent and attorney-in-fact to execute any financing statement, continuation statement or other instrument required to be executed pursuant to this Section 3.06.

     Section 3.07.  Opinions as to Trust Estate.  (a)  On the Closing Date,
                    ---------------------------
the Issuer shall furnish to the Indenture Trustee, the Owner Trustee and to the Administrator an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the delivery of the Mortgage Notes, the recording of the Assignments of Mortgage, the recording and filing of this Indenture, any indentures supplemental hereto, and any other requisite documents, and with respect to the execution and filing of any financing statements and continuation statements, as are necessary to perfect and make effective the lien and security interest of this Indenture and reciting the details of such action, or stating that, in the opinion of such counsel, no such action is necessary to make such lien and security interest effective.

     (b) On or before December 31 in each calendar year, beginning in 199_, the Issuer shall furnish to the Indenture Trustee and to the Administrator an Opinion of Counsel at the expense of the Issuer either stating that, in the opinion of such counsel, such action has been taken with respect to the recording of the Assignments of Mortgage, the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and with respect to the execution and filing of any financing statements and continuation statements as is necessary to maintain the lien and security interest created by this Indenture and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain such lien and security interest. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refil-ing of this Indenture, any indentures supplemental hereto and any other requisite documents and the execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the lien and security interest of this Indenture until December 31 in the following calendar year.

     Section 3.08.  (Reserved)

     Section 3.09.  Performance of Obligations; Master Servicing Agreement.
                    ------------------------------------------------------
(a) The Issuer will punctually perform and observe all of its obligations and agreements contained in this Indenture, the Basic Documents and in the instruments and agreements included in the Trust Estate. Except as otherwise expressly provided therein, the Issuer shall not waive, amend, modify, supplement or terminate any Basic Document, including without limitation the Master Servicing Agreement or any provision thereof without the consent of the Indenture Trustee or the Holders of at least a majority of the Security Balances of the Notes, the Master Servicer (and the Credit Enhancer).
Upon the taking of any such action with respect to any Basic Document the Issuer shall give written notice thereof to the Rating Agencies.

     (b) The Issuer may contract with other Persons to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee in an Officer's Certificate of the Issuer shall be deemed to be action taken by the Issuer. Initially, the Issuer has contracted with the Administrator to assist the Issuer in performing its duties under this Indenture.

     (c) The Issuer will not take any action or permit any action to be taken by others which would release any Person from any of such Person's covenants or obligations under any of the documents relating to the Mortgage Loans or under any instrument included in the Trust Estate, or which would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any of the documents relating to the Mortgage Loans or any such instrument, except such actions as the Master Servicer is expressly permitted to take in the Master Servicing Agreement.

     (d) If the Issuer shall have knowledge of the occurrence of an Event of Servicing Termination, the Issuer shall promptly notify the Indenture Trustee thereof, and shall specify in such notice the action, if any, the Issuer is taking in respect of such Event of Servicing Termination. If such Event of Servicing Termination arises from the failure of the Master Servicer to perform any of its duties or obligations under the Master Servicing Agreement with respect to the Mortgage Loans, the Issuer may remedy such failure, provided that if such Event of Servicing Termination arises from the failure by the Master Servicer to comply with requirements imposed upon it under
Section 3.04 of the Master Servicing Agreement with respect to hazard insurance for the Mortgaged Properties securing the Mortgage Loans, the Issuer shall promptly, as the case may be, pay such premiums or obtain substitute insurance coverage meeting the requirements of said Section 3.04. So long as any such Event of Servicing Termination shall be continuing, the Indenture Trustee may exercise its remedies set forth in Section 7.01 of the Master Servicing Agreement. Unless granted or permitted by (the Credit Enhancer or) the Holders of Securities to the extent provided above, the Issuer may not waive any such Event of Servicing Termination or terminate the rights and powers of the Master Servicer under the Master Servicing Agreement.

     (e) Upon any termination of the Master Servicer's rights and powers pursuant to Section 7.01 of the Master Servicing Agreement, all rights, powers, duties and responsibilities of the Master Servicer with respect to the Mortgage Loans shall vest in and be assumed by the Indenture Trustee, and the Indenture Trustee shall be the successor in all respect to the Master Servicer in its capacity as servicer with respect to the Mortgage
Loans under the Master Servicing Agreement. Upon any such termination, the Indenture Trustee is hereby authorized, and the Indenture Trustee hereby agrees, to mail a notice to each Mortgagor directing each such Mortgagor to mail all payments in respect of the related Mortgage Loan to the Indenture Trustee or its agent at the address specified in such notice. The Indenture Trustee may resign as the Master Servicer by giving written notice of such resignation to the Issuer (and the Credit Enhancer) and in such event will be released from such duties and obligations, such release to be effective on the date a new servicer enters into a servicing agreement with the Issuer as provided below. Upon delivery of any such notice to the Issuer, the Issuer shall obtain a new servicer, satisfactory in all respects to the Indenture Trustee (and the Credit Enhancer), which shall enter into a servicing agreement with the Issuer and the Indenture Trustee, (such agreement to be not less favorable to the Credit Enhancer in its reasonable judgment, or the Noteholders if a Credit Enhancer Default shall have occurred and be continuing,) than the Master Servicing Agreement in any material respect.
If, within 30 days after the delivery of the notice referred to above, the Issuer shall not have obtained such new servicer, the Indenture Trustee may appoint, or may petition a court of competent jurisdiction to appoint, a successor servicer (acceptable to the Credit Enhancer) to service the Mortgage Loans. In connection with any such appointment, the Indenture Trustee may make such arrangements for the compensation of such successor as it and such successor shall agree, and the Issuer shall enter into an agree-ment with such successor for the servicing of the Mortgage Loans, such agreement to be substantially similar to the Master Servicing Agreement (or otherwise acceptable to the Credit Enhancer); provided that any such compensation of the successor servicer (unless otherwise agreed to by the Credit Enhancer,) shall not be in excess of the Servicing Fee payable to the Master Servicer under the Master Servicing Agreement. If the Indenture Trustee shall succeed to the Master Servicer's duties as servicer of the Mortgage Loans as provided herein, it shall do so in its individual capacity and not in its capacity as Indenture Trustee.

     (f) The Issuer shall at all times retain an Administrator ((approved by the Credit Enhancer under the Administration Agreement)) and may enter into contracts with other Persons for the performance of the Issuer's obligations hereunder, and performance of such obligations by such Persons shall be deemed to be performance of such obligations by the Issuer.

     Section 3.10.  Negative Covenants.  So long as any Notes are
                    ------------------
Outstanding, the Issuer shall not:

            (i) except as expressly permitted by this Indenture, sell, transfer, exchange or otherwise dispose of the Trust Estate, unless directed to do so by the Indenture Trustee;

           (ii) claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes (other than amounts properly withheld from such payments under the Code) or assert any claim against any present or former Noteholder by reason of the payment of the taxes levied or assessed upon any part of the Trust Estate; or

          (iii) (A) permit the validity or effectiveness of this Indenture to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly permitted hereby, (B) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Trust Estate or any part thereof or any interest therein or the proceeds thereof or (C) permit the lien of this Indenture not to constitute a valid first priority security interest in the Trust Estate.

     Section 3.11.  Annual Statement as to Compliance.  The Issuer will
                    ---------------------------------
deliver to the Indenture Trustee, within 120 days after the end of each fiscal year of the Issuer (commencing with the fiscal year 199_), an Officer's Certificate stating, as to the Authorized Officer signing such Officer's Certificate, that:

            (i) a review of the activities of the Issuer during such year and of its performance under this Indenture has been made under such Authorized Officer's supervision; and

           (ii) to the best of such Authorized Officer's knowledge, based on such review, the Issuer has complied with all conditions and covenants under this Indenture throughout such year, or, if there has been a default in its compliance with any such condition or covenant, specifying each such default known to such Authorized Officer and the nature and status thereof.

     (Section 3.12.  Recording of Assignments.  The Issuer shall exercise its
                     ------------------------
right under the Mortgage Loan Purchase Agreement with respect to the obligation of the Seller to submit or cause to be submitted for recording all Assignments of Mortgages on or prior to _________, 199_ with respect to the Initial Loans and within (__) days following the related Deposit Date with respect to any Additional Loans.)

     Section 3.13.  Representations and Warranties Concerning the Mortgage
                    ------------------------------------------------------
Loans.  The Issuer has pledged to the Indenture Trustee all of its rights
-----
under the Mortgage Loan Purchase Agreement and the Indenture Trustee has the benefit of the representations and warranties made by the Seller in Section (_____) thereof, Section (____) thereof and Section (__) thereof concerning the Mortgage Loans and the right to enforce any remedy against the Seller provided in such Section (_____) or Section (_____) to the same extent as though such representations and warranties were made directly to the Indenture Trustee.

     Section 3.14.  Indenture Trustee's Review of Related Documents.  (a)
                    -----------------------------------------------
The Indenture Trustee agrees, for the benefit of the holders of the Notes, to review, or the related Custodian shall review, unless the Indenture Trustee or such Custodian made such review prior to the Closing Date, on or prior to ________, 199_ the Related Documents delivered to it on or prior to the Closing Date and within 90 days of the related Deposit Date, the Related Documents delivered to it in connection with any Additional Loan, in each case in connection with the Grant of the Mortgage Loan listed on the Schedule of Mortgage Loans as security for the Notes. Such review shall be limited to a determination that all documents referred to in the definition of the term Related Documents have been executed and are appropriately endorsed in the manner called for in the Mortgage Loan Purchase Agreement and that the Related Documents have been delivered with respect to each such Mortgage Loan (other than the documents related to (i) any Mortgage Loan so listed which has been subject to a Prepayment in full and termination of related Mortgage Loan, the proceeds of which have been deposited in the Collection Account in lieu of delivery of the applicable Related Documents,
(ii) any Mortgage Loan with respect to which the related Mortgaged Property was foreclosed, repossessed or otherwise converted subsequent to the Cut-off Date and prior to the Closing Date or with respect to which foreclosure proceedings have been commenced and for which the related Related Documents are required in connection with the prosecution of such foreclosure proceedings and for which the Issuer has delivered a trust receipt called for by Section 3.15(c) and (iii) any Mortgage Loan as to which the original Assignment of Mortgage has been submitted for recording), that all such documents have been executed, and that all such documents relate to the Mortgage Loans listed on the Schedule of Mortgage Loans. In performing such review, the Trustee may rely upon the purported genuineness and due execution of any such document and on the purported genuineness of any signature thereon.

     (b) If any Related Document is defective in any material respect which may materially and adversely affect the value of the related Mortgage Loan, the interest of the Indenture Trustee or the Noteholders in such Mortgage Loan, or if any document required to be delivered to the Indenture Trustee has not been delivered, the Indenture Trustee or the related Custodian on behalf of the Indenture Trustee shall notify the Issuer, the Seller, (the Credit Enhancer) and the Master Servicer immediately after obtaining knowledge thereof and the Indenture Trustee, as assignee of the Issuer's rights under the Mortgage Loan Purchase Agreement, shall exercise its remedies (if any) in respect of any such defect against the Seller as provided in the Mortgage Loan Purchase Agreement.

     Section 3.15.  Trust Estate; Related Documents.  (a)  When required by
                    -------------------------------
the provisions of this Indenture, the Indenture Trustee shall execute instruments to release property from the lien of this Indenture, or convey the Indenture Trustee's interest in the same, in a manner and under circumstances which are not inconsistent with the provisions of this Indenture. No party relying upon an instrument executed by the Indenture Trustee as provided in this Article III shall be bound to ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.

     (b) In order to facilitate the servicing of the Mortgage Loans, the Master Servicer is hereby authorized in the name and on behalf of the Indenture Trustee and the Issuer, to execute assumption agreements, substitution agreements, and instruments of satisfaction or cancellation or of partial or full release or discharge, or any other document contemplated by the Master Servicing Agreement and other comparable instruments with respect to the Mortgage Loans and with respect to the Mortgaged Properties subject to the Mortgages (and the Indenture Trustee and the Owner Trustee shall promptly execute any such documents on request of the Master Servicer), subject to the obligations of the Master Servicer under the Master Servicing Agreement. If from time to time the Master Servicer shall deliver to the Indenture Trustee or the related Custodian copies of any written assurance, assumption agreement or substitution agreement or other similar agreement pursuant to Section 3.05 of the Master Servicing Agreement, the Indenture Trustee or the related Custodian shall check that each of such documents purports to be an original executed copy (or a copy of the original executed document if the original executed copy has been submitted for recording and has not yet been returned) (and, if so, shall file such documents, and upon receipt of the original executed copy from the applicable recording office or receipt of a copy thereof certified by the applicable recording office shall file such originals or certified copies with the Related Documents). If any such documents submitted by the Master Servicer do not meet the above qualifications, such documents shall promptly be returned by the Indenture Trustee or the related Custodian to the Master Servicer, with a direction to the Master Servicer to forward the correct documentation.

     (c) Upon Issuer Request accompanied by an Officers' Certificate of the Master Servicer pursuant to Section 3.07 of the Master Servicing Agreement to the effect that a Mortgage Loan has been the subject of a final payment or a prepayment in full and the related Mortgage Loan has been terminated or that substantially all Liquidation Proceeds which have been determined by the Master Servicer in its reasonable judgment to be finally recoverable have been recovered, and upon deposit to the Collection Account of such final monthly payment, prepayment in full together with accrued and unpaid interest to the date of such payment with respect to such Mortgage Loan or, if applicable, Liquidation Proceeds, the Indenture Trustee and the Issuer shall promptly release the Related Documents to the Master Servicer upon the order of the Issuer, along with such documents as the Master Servicer or the Mortgagor may request as contemplated by the Master Servicing Agreement to evidence satisfaction and discharge of such Mortgage Loan. If from time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, the Master Servicer requests the Indenture Trustee or the related Custodian to release the Related Documents and delivers to the Indenture Trustee or the related Custodian a trust receipt reasonably satisfactory to the Indenture Trustee or the related Custodian and signed by a Responsible Officer of the Master Servicer, the Issuer and the Indenture Trustee or the related Custodian shall release the Related Documents to the Master Servicer. If such Mortgage Loans shall be liquidated and the Indenture Trustee or the related Custodian receives a certificate from the Master Servicer as provided above, then, upon request of the Issuer, the Indenture Trustee or the related Custodian shall release the trust receipt to the Master Servicer upon the order of the Issuer.

     (d) The Indenture Trustee shall, at such time as there are no Notes Outstanding (and no amounts due to the Credit Enhancer), release all of the Trust Estate to the Issuer (other than any cash held for the payment of the Notes pursuant to Section 3.03 or 4.11), subject, however, to the rights of the Indenture Trustee under Section 6.07.

     Section 3.16.  Amendments to Master Servicing Agreement.  The Indenture
                    ----------------------------------------
Trustee may enter into any amendment or supplement to the Master Servicing Agreement only in accordance with Section 8.01 of the Master Servicing Agreement. The Indenture Trustee may, in its discretion, decline to enter into or consent to any such supplement or amendment if its own rights, duties or immunities shall be adversely affected.

     Section 3.17.  Master Servicer as Agent and Bailee of Indenture Trustee.
                    --------------------------------------------------------
Solely for purposes of perfection under Section 9-305 of the Uniform Commercial Code or other similar applicable law, rule or regulation of the state in which such property is held by the Master Servicer, the Indenture Trustee hereby acknowledges that the Master Servicer is acting as agent and bailee of the Indenture Trustee in holding amounts on deposit in the Collection Account pursuant to Section 3.02 of the Master Servicing Agreement, as well as its agent and bailee in holding any Related Documents released to the Master Servicer pursuant to Section 3.15(c), and any other items constituting a part of the Trust Estate which from time to time come into the possession of the Master Servicer. It is intended that, by the Master Servicer's acceptance of such agency pursuant to Section 3.02 of the Master Servicing Agreement, the Trustee, as a secured party, will be deemed to have possession of such Related Documents, such moneys and such other items for purposes of Section 9-305 of the Uniform Commercial Code of the state in which such property is held by the Master Servicer.

     Section 3.18.  Investment Company Act.  The Issuer shall not become an
                    ----------------------
"investment company" or under the "control" of an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (or any successor or amendatory statute), and the rules and regulations thereunder (taking into account not only the general definition of the term "investment company" but also any available exceptions to such general definition); provided, however, that the Issuer shall be in compliance with this Section 3.18 if it shall have obtained an order exempting it from regulation as an "investment company" so long as it is in compliance with the conditions imposed in such order.

     Section 3.19.  Issuer May Consolidate, etc., Only on Certain Terms.  (a)
                    ---------------------------------------------------
The Issuer shall not consolidate or merge with or into any other Person, unless:

            (i) the Person (if other than the Issuer) formed by or surviving such consolidation or merger shall be a Person organized and existing under the laws of the United States of America or any state or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form reasonably satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on all Notes and Certificates and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein;

           (ii) immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing;

          (iii) the Rating Agencies shall have notified the Issuer that such transaction shall not cause the rating of the Notes or the Certificates to be reduced, suspended or withdrawn or to be considered by either Rating Agency to be below investment grade (without taking into account the Credit Enhancement Instrument);

           (iv) the Issuer shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Indenture Trustee) to the effect that such transaction will not have any material adverse tax consequence to the Issuer, any Noteholder or any Certificateholder;

            (v) any action that is necessary to maintain the lien and security interest created by this Indenture shall have been taken; and

           (vi) the Issuer shall have delivered to the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that such consolidation or merger and such supplemental indenture comply with this
     Article III and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act).

     (b) The Issuer shall not convey or transfer any of its properties or assets, including those included in the Trust Estate, to any Person, unless:

            (i) the Person that acquires by conveyance or transfer the properties and assets of the Issuer the conveyance or transfer of which is hereby restricted shall (A) be a United States citizen or a Person organized and existing under the laws of the United States of America or any state, (B) expressly assumes, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein, (C) expressly agrees by means of such supplemental indenture that all right, title and interest so conveyed or transferred shall be subject and subordinate to the rights of Holders of the Notes, (D) unless otherwise provided in such supplemental indenture, expressly agrees to indemnify, defend and hold harmless the Issuer against and from any loss, liability or expense arising under or related to this Indenture and the Notes and (E) expressly agrees by means of such supplemental indenture that such Person (or if a group of Persons, then one specified Person) shall make all filings with the Commission (and any other appropriate Person) required by the Exchange Act in connection with the Notes;

           (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

          (iii) the Rating Agencies shall have notified the Issuer that such transaction shall not cause the rating of the Notes or the Certificates to be reduced, suspended or withdrawn;

           (iv) the Issuer shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Indenture Trustee) to the effect that such transaction will not have any material adverse tax consequence to the Issuer, any Noteholder or any Certificateholder;

            (v) any action that is necessary to maintain the lien and security interest created by this Indenture shall have been taken; and

           (vi) the Issuer shall have delivered to the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that such conveyance or transfer and such supplemental indenture comply with this
     Article III and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act).

     Section 3.20.  Successor or Transferee.  (a)  Upon any consolidation or
                    -----------------------
merger of the Issuer in accordance with Section 3.19(a), the Person formed by or surviving such consolidation or merger (if other than the Issuer) shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Person had been named as the Issuer herein.

     (b) Upon a conveyance or transfer of all the assets and properties of the Issuer pursuant to Section 3.19(b), the Issuer will be released from every covenant and agreement of this Indenture to be observed or performed on the part of the Issuer with respect to the Notes immediately upon the delivery of written notice to the Indenture Trustee that the Issuer is to be so released.

     Section 3.21.  No Other Business.  The Issuer shall not engage in any
                    -----------------
business other than financing, purchasing, owning and selling and managing the Mortgage Loans in the manner contemplated by this Indenture and the Basic Documents and all activities incidental thereto.

     Section 3.22.  No Borrowing.  The Issuer shall not issue, incur, assume,
                    ------------
guarantee or otherwise become liable, directly or indirectly, for any indebtedness except for the Notes.

     Section 3.23.  Guarantees, Loans, Advances and Other Liabilities.
                    -------------------------------------------------
Except as contemplated by this Indenture, the Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

     Section 3.24.  Capital Expenditures.  The Issuer shall not make any
                    --------------------
expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

     Section 3.25.  (Reserved)

     Section 3.26.  Restricted Payments.  The Issuer shall not, directly or
                    -------------------
indirectly, (i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the Owner Trustee or any owner of a beneficial interest in the Issuer or otherwise with respect to any ownership or equity interest or security in or of the Issuer, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (iii) set aside or otherwise segregate any amounts for any such purpose; provided, however, that the Issuer may make, or cause to be made, (w) distributions to the Owner Trustee and the Certificateholders as contemplated by, and to the extent funds are available for such purpose under the Trust Agreement, (x) payment to the Master Servicer pursuant to the terms of the Master Servicing Agreement and (y) payments to the Indenture Trustee pursuant to Section 1(a)(ii) of the Administration Agreement and (z) make distributions to the holders of the Residual Ownership Interest as contemplated by the Trust Agreement. The Issuer will not, directly or indirectly, make payments to or distributions from the Collection Account except in accordance with this Indenture and the Basic Documents.

     Section 3.27.  Notice of Events of Default.  The Issuer shall give the
                    ---------------------------
Indenture Trustee, (the Credit Enhancer) and the Rating Agencies prompt written notice of each Event of Default hereunder and under the Trust Agreement.

     Section 3.28.  Further Instruments and Acts.  Upon request of the
                    ----------------------------
Indenture Trustee, the Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

     Section 3.29.  Statements to Noteholders.  The Indenture Trustee and the
                    -------------------------
Certificate Registrar shall forward by mail to each Noteholder and Certificateholder, respectively, the Statement delivered to it pursuant to Section 4.01 of the Master Servicing Agreement.

     Section 3.30. (Reserved) (Grant of the Additional Loans.  (a)  In con-
                              ------------------------------
sideration of the delivery on each Deposit Date to or upon the order of the Issuer of all or a portion of the amount in respect of Security Principal Collections on deposit in the Funding Account, the Issuer shall, to the extent of the availability thereof, on such Deposit Date during the Funding Period Grant to the Indenture Trustee all of its right, title and interest in the Additional Loans and simultaneously with the Grant of the Additional Loans the Issuer will deliver the related Related Documents to the Indenture Trustee or the related Custodian.

     (b) The obligation of the Indenture Trustee to accept the Grant of the Additional Loans and the other property and rights related thereto described in paragraph (a) above is subject to the satisfaction of each of the following conditions on or prior to each Deposit Date:

            (i) the Indenture Trustee shall not have received written notice from any Rating Agency (or the Credit Enhancer) to the effect that such transfer of Additional Loans would adversely affect the then current rating of the Notes or cause the rating assigned to the Securities to be below investment grade (without taking into account the Credit Enhancement Instrument);

           (ii) the Indenture Trustee shall have received a revised Mortgage Loan Schedule, listing the Additional Loans;

          (iii) the Master Servicer shall confirm to the Indenture Trustee that it has deposited in the Collection Account all Principal Collections and Interest Collections in respect of such Additional Loans on or after the related Deposit Date for the Additional Loans;

           (iv) the Indenture Trustee shall have received a duly completed and executed Transfer Certificate in the form of Exhibit 1 to the Mortgage Loan Purchase Agreement;

            (v) the Seller at its expense and the Issuer at its expense, as appropriate, shall have provided the Rating Agencies (and the Credit Enhancer) with an opinion of counsel relating to the sale of the Additional Loans to the Issuer and the Grant of the Additional Loans to the Indenture Trustee which opinion shall be in the form of Exhibit 2 to the Mortgage Loan Purchase Agreement; and

           (vi) the Issuer shall have delivered to the Indenture Trustee an Officer's Certificate and an Opinion of Counsel confirming the satisfaction of each condition precedent specified in this paragraph
     (b).

     (c) The obligation of the Indenture Trustee to accept the Grant of an Additional Loan on the related Deposit Date is subject to each Additional Loan and the Additional Loans in the aggregate, as the case may be, satisfying the conditions set forth in the Mortgage Loan Purchase Agreement.)

     (Section 3.31.  Determination of Note Rate and Certificate Rate.  On the
                     -----------------------------------------------
second LIBOR Business Day immediately preceding (i) the Closing Date in the case of the first Interest Period and (ii) the first day of each succeeding Interest Period, the Indenture Trustee shall determine LIBOR and the Note Rate and the Certificate Rate for such Interest Period and shall inform the Issuer, the Master Servicer and the Depositor at their respective facsimile numbers given to the Indenture Trustee in writing thereof.)

     (Section 3.32.  Payments under the Credit Enhancement Instrument.  (a)
                     ------------------------------------------------
On any Payment Date, other than a Dissolution Payment Date, the Indenture Trustee on behalf of the Noteholders, and in its capacity as Certificate Paying Agent on behalf of the Certificateholders shall make a draw on the Credit Enhancement Instrument in an amount if any equal to the sum of (x) the amount by which the sum of (i) interest accrued at the Note Rate on the Security Balance of the Notes plus (ii) the Certificate Distribution Amount exceeds the amount on deposit in the Payment Account available to be distributed therefor on such Payment Date and (y) the Guaranteed Principal Payment Amount (the "Credit Enhancement Draw Amount").

     (b) The Indenture Trustee shall submit, if a Credit Enhancement Draw Amount is specified in any Statement to Holders prepared by the Master Servicer pursuant to Section 4.01 of the Master Servicing Agreement, the Notice for Payment (as defined in the Credit Enhancement Instrument) in the amount of the Credit Enhancement Draw Amount to the Credit Enhancer no later than 2:00 P.M., New York City time, on the second Business Day prior to the applicable Payment Date. Upon receipt of such Credit Enhancement Draw Amount in accordance with the terms of the Credit Enhancement Instrument, the Indenture Trustee shall deposit such Credit Enhancement Draw Amount in the Payment Account for distribution to Holders pursuant to Section 3.05.

     In addition, a draw may be made under the Credit Enhancement Instrument in respect of any Avoided Payment (as defined in and pursuant to the terms and conditions of the Credit Enhancement Instrument) and the Indenture Trustee shall submit a Notice for Payment with respect thereto together with the other documents required to be delivered to the Credit Enhancer pursuant to the Credit Enhancement Instrument in connection with a draw in respect of any Avoided Payment.

     (c) In the event that any Additional Credit Enhancement Instruments are issued pursuant to Section 4.01 and Section 2.02(B) of the Insurance Agreement, the Indenture Trustee shall be authorized to make draws thereon subject to the terms and conditions therein.)

     (Section 3.33. Replacement Credit Enhancement Instrument.  In the event
                    -----------------------------------------
of a Credit Enhancer Default or if the claims paying ability rating of the Credit Enhancer is downgraded and such downgrade results in a downgrading of the then current rating of the Securities (in each case, a "Replacement Event"), the Issuer, at its expense, in accordance with and upon satisfaction of the conditions set forth in the Credit Enhancement Instrument, including, without limitation, payment in full of all amounts owed to the Credit Enhancer, may, but shall not be required to, substitute a new surety bond or surety bonds for the existing Credit Enhancement Instrument or may arrange for any other form of credit enhancement; provided, however, that in each case the Notes and the ertificates shall be rated no lower than the rating assigned by each Rating Agency to the Notes and the Certificates immediately prior to such Replacement Event and the timing and mechanism for drawing on such new credit enhancement shall be reasonably acceptable to the Indenture Trustee and provided further that the premiums under the proposed credit enhancement shall not exceed such premiums under the existing Credit Enhancement Instrument. It shall be a condition to substitution of any new credit enhancement that there be delivered to the Indenture Trustee (i) an Opinion of Counsel, acceptable in form to the Indenture Trustee, from counsel to the provider of such new credit enhancement with respect to the enforceability thereof and such other matters as the Indenture Trustee may require and (ii) an Opinion of Counsel to the effect that such substitution would not (a) adversely affect in any material respect the tax status of the Notes and the Certificates or (b) cause the Issuer to be subject to a tax at the entity level or to be classified as a taxable mortgage pool within the meaning of Section 7701(i) of the Code. Upon receipt of the items referred to above and payment of all amounts owing to the Credit Enhancer and the taking of physical possession of the new credit enhancement, the Indenture Trustee shall, within five Business Days following receipt of such items and such taking of physical possession, deliver the replaced Credit Enhancement Instrument to the Credit Enhancer.
In the event of any such replacement the Issuer shall give written notice thereof to the Rating Agencies.)

                                  ARTICLE IV

              The Notes; Satisfaction and Discharge of Indenture

     Section 4.01.  The Notes.  (a)  The Notes shall be registered in the
                    ---------
name of a nominee designated by the Depository. Beneficial Owners will hold interests in the Notes through the book-entry facilities of the Depository in minimum initial Principal Balances of $(________) and integral multiples of $(_________) in excess thereof.

     The Indenture Trustee may for all purposes (including the making of payments due on the Notes) deal with the Depository as the authorized representative of the Beneficial Owners with respect to the Notes for the purposes of exercising the rights of Holders of Notes hereunder. Except as provided in the next succeeding paragraph of this Section 4.01, the rights of Beneficial Owners with respect to the Notes shall be limited to those established by law and agreements between such Beneficial Owners and the Depository and Depository Participants. Except as provided in Section 4.08, Beneficial Owners shall not be entitled to definitive certificates for the Notes as to which they are the Beneficial Owners. Requests and directions from, and votes of, the Depository as Holder of the Notes shall not be deemed inconsistent if they are made with respect to different Beneficial Owners. The Indenture Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Noteholders and give notice to the Depository of such record date. Without the consent of the Issuer and the Indenture Trustee, no Note may be transferred by the Depository except to a successor Depository that agrees to hold such Note for the account of the Beneficial Owners.

     In the event the Depository Trust Company resigns or is removed as Depository, the Indenture Trustee with the approval of the Issuer may appoint a successor Depository. If no successor Depository has been appointed within 30 days of the effective date of the Depository's resignation or removal, each Beneficial Owner shall be entitled to certificates representing the Notes it beneficially owns in the manner prescribed in Section 4.08.

     The Notes shall, on original issue, be executed on behalf of the Issuer by the Owner Trustee, not in its individual capacity but solely as Owner Trustee, authenticated by the Note Registrar and delivered by the Indenture Trustee to or upon the order of the Issuer.

     Section 4.02.  Registration of and Limitations on Transfer and Exchange
                    --------------------------------------------------------
of Notes; Appointment of Certificate Registrar.  The Note Registrar shall
----------------------------------------------
cause to be kept at its Corporate Trust Office a Note Register in which, subject to such reasonable regulations as it may prescribe, the Note Registrar shall provide for the registration of Notes and of transfers and exchanges of Notes as herein provided.

     Subject to the restrictions and limitations set forth below, upon surrender for registration of transfer of any Note at the Corporate Trust Office, the Indenture Trustee shall execute and the Note Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes in authorized initial Security Balances evidencing the same aggregate Percentage Interests.

     Subject to the foregoing, at the option of the Noteholders, Notes may be exchanged for other Notes of like tenor or, in each case in authorized initial Principal Balances evidencing the same aggregate Percentage Interests upon surrender of the Notes to be exchanged at the Corporate Trust Office of the Note Registrar. Whenever any Notes are so surrendered for exchange, the Indenture Trustee shall execute and the Note Registrar shall authenticate and deliver the Notes which the Noteholder making the exchange is entitled to receive. Each Note presented or surrendered for registration of transfer or exchange shall (if so required by the Note Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form reasonably satisfactory to the Note Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing. Notes delivered upon any such transfer or exchange will evidence the same obligations, and will be entitled to the same rights and privileges, as the Notes surrendered.

     No service charge shall be made for any registration of transfer or exchange of Notes, but the Note Registrar shall require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes.

     All Notes surrendered for registration of transfer and exchange shall be cancelled by the Note Registrar and delivered to the Indenture Trustee for subsequent destruction without liability on the part of either.

     The Issuer hereby appoints (___________________) as Certificate Registrar to keep at its Corporate Trust Office a Certificate Register pursuant to Section 3.09 of the Trust Agreement in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Residual Ownership Interests and of transfers and exchanges thereof pursuant to Section 3.05 of the Trust
Agreement.  (___________________) hereby accepts such appointment.

     Section 4.03.  Mutilated, Destroyed, Lost or Stolen Notes.  If (i) any
                    ------------------------------------------
mutilated Note is surrendered to the Indenture Trustee, or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Indenture Trustee such security or indemnity as may be required by it to hold the Issuer and the Indenture Trustee harmless, then, in the absence of notice to the Issuer, the Note Registrar or the Indenture Trustee that such Note has been acquired by a bona fide purchaser, and provided that the requirements of Section 8-405 of the UCC are met, the Issuer shall execute, and upon its request the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note of the same Class; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within seven days shall be due and payable, instead of issuing a replacement Note, the Issuer may pay such destroyed, lost or stolen Note when so due or payable without surrender thereof. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a bona fide purchaser of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer and the Indenture Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Indenture Trustee in connection therewith.

     Upon the issuance of any replacement Note under this Section 4.03, the Issuer may require the payment by the Holder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee) connected therewith.

     Every replacement Note issued pursuant to this Section 4.03 in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

     The provisions of this Section 4.03 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

     Section 4.04.  Persons Deemed Owners.  Prior to due presentment for
                    ---------------------
registration of transfer of any Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name any Note is registered (as of the day of determination) as the owner of such Note for the purpose of receiving payments of principal of and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Issuer, the Indenture Trustee nor any agent of the Issuer or the Indenture Trustee shall be affected by notice to the contrary.

     Section 4.05.  Cancellation.  All Notes surrendered for payment,
                    ------------
registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly cancelled by the Indenture Trustee. The Issuer may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Indenture Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 4.05, except as expressly permitted by this Indenture. All cancelled Notes may be held or disposed of by the Indenture Trustee in accordance with its standard retention or disposal policy as in effect at the time unless the Issuer shall direct by an Issuer Request that they be destroyed or returned to it; provided, that such Issuer Request is timely and the Notes have not been previously disposed of by the Indenture Trustee.

     Section 4.06.  Book-Entry Notes.  The Notes, upon original issuance,
                    ----------------
will be issued in the form of typewritten Notes representing the Book-Entry Notes, to be delivered to The Depository Trust Company, the initial Depository, by, or on behalf of, the Issuer. Such Notes shall initially be registered on the Note Register in the name of Cede & Co., the nominee of the initial Depository, and no Beneficial Owner will receive a definitive Note representing such Beneficial Owner's interest in such Note, except as provided in Section 4.08. Unless and until definitive, fully registered Notes (the "Definitive Notes") have been issued to Beneficial Owners pursuant to Section 4.08:

            (i) the provisions of this Section 4.06 shall be in full force and effect;

           (ii) the Note Registrar and the Indenture Trustee shall be entitled to deal with the Depository for all purposes of this Indenture (including the payment of principal of and interest on the Notes and the giving of instructions or directions hereunder) as the sole holder of the Notes, and shall have no obligation to the Owners of Notes;

          (iii) to the extent that the provisions of this Section 4.06 conflict with any other provisions of this Indenture, the provisions of this Section 4.06 shall control;

           (iv) the rights of Beneficial Owners shall be exercised only through the Depository and shall be limited to those established by law and agreements between such Owners of Notes and the Depository and/or the Depository Participants pursuant to the Note Depository Agreement. Unless and until Definitive Notes are issued pursuant to Section 4.08, the initial Depository will make book-entry transfers among the Depository Participants and receive and transmit payments of principal of and interest on the Notes to such Depository Participants; and

            (v) whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Holders of Notes evidencing a specified percentage of the Security Balances of the Notes, the Depository shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Beneficial Owners and/or Depository Participants owning or representing, respectively, such required percentage of the beneficial interest in the Notes and has delivered such instructions to the Indenture Trustee.

     Section 4.07.  Notices to Depository.  Whenever a notice or other
                    ---------------------
communication to the Note Holders is required under this Indenture, unless and until Definitive Notes shall have been issued to Beneficial Owners pursuant to Section 4.08, the Indenture Trustee shall give all such notices and communications specified herein to be given to Holders of the Notes to the Depository, and shall have no obligation to the Beneficial Owners.

     Section 4.08.  Definitive Notes.  If (i) the Administrator advises the
                    ----------------
Indenture Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities with respect to the Notes and the Administrator is unable to locate a qualified successor, (ii) the Administrator at its option advises the Indenture Trustee in writing that it elects to terminate the book-entry system through the Depository or
(iii) after the occurrence of an Event of Default, Owners of Notes representing beneficial interests aggregating at least a majority of the Security Balances of the Notes advise the Depository in writing that the continuation of a book-entry system through the Depository is no longer in the best interests of the Beneficial Owners, then the Depository shall notify all Beneficial Owners and the Indenture Trustee of the occurrence of any such event and of the availability of Definitive Notes to Beneficial Owners requesting the same. Upon surrender to the Indenture Trustee of the typewritten Notes representing the Book-Entry Notes by the Depository, accompanied by registration instructions, the Issuer shall execute and the Indenture Trustee shall authenticate the Definitive Notes in accordance with the instructions of the Depository. None of the Issuer, the Note Registrar or the Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes, the Indenture Trustee shall recognize the Holders of the Definitive Notes as Noteholders.

     Section 4.09.  Tax Treatment.  The Issuer has entered into this
                    -------------
Indenture, and the Notes will be issued, with the intention that, for federal, state and local income, single business and franchise tax purposes, the Notes will qualify as indebtedness of the Issuer. The Issuer, by entering into this Indenture, and each Noteholder, by its acceptance of its Note (and each Beneficial Owner by its acceptance of an interest in the applicable Book-Entry Note), agree to treat the Notes for federal, state and local income, single business and franchise tax purposes as indebtedness of the Issuer.

     Section 4.10.  Satisfaction and Discharge of Indenture.   This Indenture
                    ---------------------------------------
shall cease to be of further effect with respect to the Notes except as to
(i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Notes, (iii) rights of Noteholders to receive payments of principal thereof and interest thereon, (iv)
Sections 3.03, 3.04, 3.06, 3.10, 3.19, 3.21 and 3.22, (v) the rights, obligations and immunities of the Indenture Trustee hereunder (including the rights of the Indenture Trustee under Section 6.07 and the obligations of the Indenture Trustee under Section 4.11) and (vi) the rights of Noteholders as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee payable to all or any of them, and the Indenture Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes, when

          (A)  either

          (1) all Notes theretofore authenticated and delivered (other than (i) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 4.03 and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 3.03) have been delivered to the Indenture Trustee for cancellation; or

          (2) all Notes not theretofore delivered to the Indenture Trustee for cancellation

               a.   have become due and payable, or

               b. will become due and payable at the Final Scheduled Payment Date within one year,

     and the Issuer, in the case of a. or b. above, has irrevocably deposited or caused to be irrevocably deposited with the Indenture Trustee cash or direct obligations of or obligations guaranteed by the United States of America (which will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Notes and Certificates then outstanding not theretofore delivered to the Indenture Trustee for cancellation when due on the Final Scheduled Payment Date;

          (B) the Issuer has paid or caused to be paid all other sums payable hereunder and under the Insurance Agreement by the Issuer; and

          (C) the Issuer has delivered to the Indenture Trustee (and the Credit Enhancer) an Officer's Certificate, an Opinion of Counsel and (if required by the TIA or the Indenture Trustee) an Independent Certificate from a firm of certified public accountants, each meeting the applicable requirements of Section 11.01 and, subject to Section 11.01 each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with and, if the Opinion of Counsel relates to a deposit made in connection with Section 4.10(A)(2)b. above, such opinion shall further be to the effect that such deposit will not have any material adverse tax consequences to the Issuer, any Noteholders or any Certificateholders.

     Section 4.11.  Application of Trust Money.  All moneys deposited with
                    --------------------------
the Indenture Trustee pursuant to Section 4.10 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent or Certificate Paying Agent, as the Indenture Trustee may determine, to the Holders of Securities, of all sums due and to become due thereon for principal and interest; but such moneys need not be segregated from other funds except to the extent required herein or required by law.

     (Section 4.12. Subrogation and Cooperation.  (a)  The Issuer and the
                    ---------------------------
Indenture Trustee acknowledge that (i) to the extent the Credit Enhancer makes payments under the Credit Enhancement Instrument on account of principal of or interest on the Notes or the Certificates, the Credit Enhancer will be fully subrogated to the rights of such Holders to receive such principal and interest from the Issuer, and (ii) the Credit Enhancer shall be paid such principal and interest but only from the sources and in the manner provided herein and in the Insurance Agreement for the payment of such principal and interest.

     The Indenture Trustee shall cooperate in all respects with any reasonable request by the Credit Enhancer for action to preserve or enforce the Credit Enhancer's rights or interest under this Indenture or the Insurance Agreement without limiting the rights of the Noteholders as otherwise set forth in the Indenture, including, without limitation, upon the occurrence and continuance of a default under the Insurance Agreement, a request to take any one or more of the following actions:

            (i) institute Proceedings for the collection of all amounts then payable on the Notes, or under this Indenture in respect to Notes and all amounts payable under the Insurance Agreement enforce any judgment obtained and collect from the Issuer moneys adjudged due;

           (ii) sell the Trust Estate or any portion thereof or rights or interest therein, at one or more public or private Sales called and conducted in any manner permitted by law;

          (iii) file or record all Assignments that have not previously been recorded;

           (iv) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture; and

            (v) exercise any remedies of a secured party under the Uniform Commercial Code and take any other appropriate action to protect and enforce the rights and remedies of the Credit Enhancer hereunder.)

     Section 4.13.  Repayment of Moneys Held by Paying Agent.  In connection
                    ----------------------------------------
with the satisfaction and discharge of this Indenture with respect to the Notes, all moneys then held by any Administrator other than the Indenture Trustee under the provisions of this Indenture with respect to such Notes shall, upon demand of the Issuer, be paid to the Indenture Trustee to be held and applied according to Section 3.05 and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.


                                  ARTICLE V

                                   Remedies
                                   --------

     Section 5.01.  Events of Default.  "Event of Default," wherever used
                    -----------------
herein, shall have the meaning provided in Appendix A(; provided, however, that no Event of Default will occur under clause (i) or clause (ii) of the definition of "Event of Default" if the Issuer fails to make payments of principal of and interest on the Notes so long as the Credit
Enhancer makes payments sufficient therefore under the Credit Enhancement Instrument).

     The Issuer shall deliver to the Indenture Trustee (and the Credit Enhancer), within five days after the occurrence of an Event of Default, written notice in the form of an Officer's Certificate of any event which with the giving of notice and the lapse of time would become an Event of Default under clause (iii) of the definition of "Event of Default", its status and what action the Issuer is taking or proposes to take with respect thereto.

     Section 5.02.  Acceleration of Maturity; Rescission and Annulment.  If
                    --------------------------------------------------
an Event of Default should occur and be continuing, then and in every such case the Indenture Trustee or the Holders of Notes representing not less than a majority of the Security Balances of all Notes may declare the Notes to be immediately due and payable, by a notice in writing to the Issuer (and to the Indenture Trustee if given by Noteholders), and upon any such declaration the unpaid principal amount of such Class of Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable. (Unless the prior written consent of the Credit Enhancer shall have been obtained by the Indenture Trustee, the Payment Date upon which such accelerated payment is due and payable shall not be a Payment Date under the Credit Enhancement Instrument and the Indenture Trustee shall not be authorized under Section 3.32 to make a draw therefor.)

     At any time after such declaration of acceleration of maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter in this Article V provided, the Holders of Notes representing a majority of the Security Balances of all Notes, by written notice to the Issuer and the Indenture Trustee, may rescind and annul such declaration and its consequences if:

            (i) the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay:

               (A) all payments of principal of and interest on the Notes and all other amounts that would then be due hereunder or upon the Notes if the Event of Default giving rise to such acceleration had not occurred; and

               (B) all sums paid or advanced by the Indenture Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel; and

           (ii) all Events of Default, other than the nonpayment of the principal of the Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 5.12.

     No such rescission shall affect any subsequent default or impair any right consequent thereto.

     Section 5.03.  Collection of Indebtedness and Suits for Enforcement by
                    -------------------------------------------------------
Indenture Trustee.  (a)  The Issuer covenants that if (i) default is made
-----------------
in the payment of any interest on any Note when the same becomes due and payable, and such default continues for a period of five days, or (ii) default is made in the payment of the principal of or any installment of the principal of any Note when the same becomes due and payable, the Issuer will, upon demand of the Indenture Trustee, pay to it, for the benefit of the Holders of Notes (and of the Credit Enhancer), the whole amount then due and payable on the Notes for principal and interest, with interest upon the overdue principal, and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel.

     (b) In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, subject to the provisions of Section 11.17 hereof may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or other obligor upon the Notes and collect in the manner provided by law out of the property of the Issuer or other obligor the Notes, wherever situated, the moneys adjudged or decreed to be payable.

     (c) If an Event of Default occurs and is continuing, the Indenture Trustee subject to the provisions of Section 11.17 hereof may, as more particularly provided in Section 5.04, in its discretion, proceed to protect and enforce its rights and the rights of the Noteholders (and the Credit Enhancer), by such appropriate Proceedings as the Indenture Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law.

     (d) In case there shall be pending, relative to the Issuer or any other obligor upon the Notes or any Person having or claiming an ownership interest in the Trust Estate, Proceedings under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorgani-zation, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or Person, or in case of any other comparable judicial Proceedings relative to the Issuer or other obligor upon the Notes, or to the creditors or property of the Issuer or such other obligor, the Indenture Trustee, irrespective of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

            (i) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence or bad faith) and of the Noteholders allowed in such Proceedings;

           (ii) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of Notes in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;

          (iii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders and of the Indenture Trustee on their behalf; and

           (iv) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Holders of Notes allowed in any judicial proceedings relative to the Issuer, its creditors and its property;

and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Noteholders to make payments to the Indenture Trustee, and, in the event that the Indenture Trustee shall consent to the making of payments directly to such Noteholders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee except as a result of negligence or bad faith.

     (e) Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Indenture Trustee to vote in respect of the claim of any Note-holder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

     (f) All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any such action or proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Notes.

     (g) In any Proceedings brought by the Indenture Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Noteholder a party to any such Proceedings.

     Section 5.04.  Remedies; Priorities.  (a)  If an Event of Default shall
                    --------------------
have occurred and be continuing, the Indenture Trustee subject to the provisions of Section 11.17 hereof may do one or more of the following (subject to Section 5.05):

            (i) institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes or under this Indenture with respect thereto, whether by declaration or otherwise, and all amounts payable under the Insurance Agreement, enforce any judgment obtained, and collect from the Issuer and any other obligor upon such Notes moneys adjudged due;

           (ii) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Trust Estate;

          (iii) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee, the Holders of the Notes (and the Credit Enhancer); and

           (iv) sell the Trust Estate or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law;

provided, however, that the Indenture Trustee may not sell or otherwise liquidate the Trust Estate following an Event of Default, other than a default in the payment of any principal or interest on the Notes for thirty
(30) days or more, unless (A) the Holders of 100% of the Security Balances of the Securities (and the Credit Enhancer), which consent will not be unreasonably withheld consent thereto, (B) the proceeds of such sale or liquidation distributable to Holders are sufficient to discharge in full all amounts then due and unpaid upon the Securities for principal and interest (and to reimburse the Credit Enhancer for any amounts drawn under the Credit Enhancement Instrument and any other amounts due the Credit Enhancer under the Insurance Agreement) or (C) the Indenture Trustee determines that the Mortgage Loans will not continue to provide sufficient funds for the payment of principal of and interest on either the Notes or the Certificates, as they would have become due if the Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of (the Credit Enhancer, which consent will not be unreasonably withheld, and of) the Holders of not less than 66-2/3% of the Security Balances of the Securities. In determining such sufficiency or insufficiency with respect to clause (B) and (C), the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose. Notwithstanding the foregoing, so long as an Event of Servicer Termination has not occurred, any Sale of the Trust Estate shall be made subject to the continued Servicing of the Mortgage Loans by the Master Servicer as provided in the Master Servicing Agreement.

     (b) If the Indenture Trustee collects any money or property pursuant to this Article V, it shall pay out the money or property in the following order:

          FIRST:  to the Indenture Trustee for amounts due under
          Section 6.07;

          SECOND:    to each Class of Noteholders for amounts due and unpaid
          on the related Class of Notes for interest and to each Noteholder of such Class in each case, ratably, without preference or priority of any kind, according to the amounts due and payable on such Class of Notes for interest from amounts available in the Trust Estate for such Noteholders;

          THIRD: to Holders of each Class of Notes for amounts due and unpaid on the related Class of Notes for principal, from amounts available in the Trust Estate for such Noteholders, and to each Noteholder of such Class in each case ratably, without preference or priority of any kind, according to the amounts due and payable on such Class of Notes for principal, until the Security Balances of each Class of Notes is reduced to zero;

          FOURTH: to the Issuer for amounts required to be distributed to the Certificateholders in respect of interest and principal pursuant to the Trust Agreement;

          FIFTH: (Reserved) (To the payment of all amounts due and owing to the Credit Enhancer under the Insurance Agreement);

          SIXTH: to the Issuer for amounts due under Article VIII of the Trust Agreement; and

          SEVENTH: to the payment of the remainder, if any to the Issuer or any other person legally entitled thereto.

     The Indenture Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section 5.04. At least 15 days before such record date, the Issuer shall mail to each Noteholder and the Indenture Trustee a notice that states the record date, the payment date and the amount to be paid.

     Section 5.05.  Optional Preservation of the Trust Estate.   If the Notes
                    -----------------------------------------
have been declared to be due and payable under Section 5.02 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee may, but need not, elect to maintain possession of the Trust Estate. It is the desire of the parties hereto and the Noteholders that there be at all times sufficient funds for the payment of principal of and interest on the Securities and other obligations of the Issuer (including payment to the Credit Enhancer), and the Indenture Trustee shall take such desire into account when determining whether or not to maintain possession of the Trust
Estate. In determining whether to maintain possession of the Trust Estate, the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose.

     Section 5.06.  Limitation of Suits.  No Holder of any Note shall have
                    -------------------
any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless and subject to the provisions of
Section 11.17 hereof:

            (i) such Holder has previously given written notice to the Indenture Trustee of a continuing Event of Default;

           (ii) the Holders of not less than 25% of the Security Balances of the Notes have made written request to the Indenture Trustee to institute such Proceeding in respect of such Event of Default in its own name as Indenture Trustee hereunder;

          (iii) such Holder or Holders have offered to the Indenture Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in complying with such request;

           (iv) the Indenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute such Proceedings; and

            (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Holders of a majority of the Security Balances of the Notes.

It is understood and intended that no one or more Holders of Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided.

     In the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of Notes, each representing less than a majority of the Security Balances of the Notes, the Indenture Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture.

     Section 5.07.  Unconditional Rights of Noteholders To Receive Principal
                    --------------------------------------------------------
and Interest.  Notwithstanding any other provisions in this Indenture, the
------------
Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on such Note on or after the respective due dates thereof expressed in such Note or in this Indenture and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

     Section 5.08.  Restoration of Rights and Remedies.  If the Indenture
                    ----------------------------------
Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee or to such Noteholder, then and in every such case the Issuer, the Indenture Trustee and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.

     Section 5.09.  Rights and Remedies Cumulative.  No right or remedy
                    ------------------------------
herein conferred upon or reserved to the Indenture Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     Section 5.10.  Delay or Omission Not a Waiver.  No delay or omission of
                    ------------------------------
the Indenture Trustee or any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Indenture Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Noteholders, as the case may be.

     Section 5.11.  Control by Noteholders.  The Holders of a majority of the
                    ----------------------
Security Balances of Notes shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to the Notes or exercising any trust or power conferred on the Indenture Trustee; provided that:

            (i) such direction shall not be in conflict with any rule of law or with this Indenture;

           (ii) subject to the express terms of Section 5.04, any direction to the Indenture Trustee to sell or liquidate the Trust Estate shall be by Holders of Notes representing not less than 100% of the Security Balances of Notes;

          (iii) if the conditions set forth in Section 5.05 have been satisfied and the Indenture Trustee elects to retain the Trust Estate pursuant to such Section, then any direction to the Indenture Trustee by Holders of Notes representing less than 100% of the Security Balances of Notes to sell or liquidate the Trust Estate shall be of no force and effect; and

           (iv) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction.

Notwithstanding the rights of Noteholders set forth in this Section, subject to Section 6.01, the Indenture Trustee need not take any action that it determines might involve it in liability or might materially adversely affect the rights of any Noteholders not consenting to such action.

     Section 5.12.  Waiver of Past Defaults.   Prior to the declaration of
                    -----------------------
the acceleration of the maturity of the Notes as provided in Section 5.02, the Holders of Notes of not less than a majority of the Security Balances of the Notes may waive any past Event of Default and its consequences except an Event of Default (a) with respect to payment of principal of or interest on any of the Notes or (b) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each Note (or (c) the waiver of which would materially and adversely affect the interests of the Credit Enhancer or modify its obliga-tion under the Credit Enhancement Instrument). In the case of any such waiver, the Issuer, the Indenture Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereto.

     Upon any such waiver, any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereto.

     Section 5.13.  Undertaking for Costs.   All parties to this Indenture
                    ---------------------
agree, and each Holder of any Note by such Holder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.13 shall not apply to (a) any suit instituted by the Indenture Trustee, (b) any suit instituted by any Noteholder, or group of Noteholders, in each case holding in the aggregate more than 10% of the Security Balances of the Notes or (c) any suit instituted by any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the respective due dates expressed in such Note and in this Indenture.

     Section 5.14.  Waiver of Stay or Extension Laws.  The Issuer covenants
                    --------------------------------
(to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

     Section 5.15.  Sale of Trust Estate.  (a)  The power to effect any sale
                    --------------------
or other disposition (a "Sale") of any portion of the Trust Estate pursuant to Section 5.04 is expressly subject to the provisions of
Section 5.05 and this Section 5.15. The power to effect any such Sale shall not be exhausted by any one or more Sales as to any portion of the Trust Estate remaining unsold, but shall continue unimpaired until the entire Trust Estate shall have been sold or all amounts payable on the Notes and under this Indenture and under the Insurance Agreement shall have been paid. The Indenture Trustee may from time to time postpone any public Sale by public announcement made at the time and place of such Sale. The Indenture Trustee hereby expressly waives its right to any amount fixed by law as compensation for any Sale.

     (b) The Indenture Trustee shall not in any private Sale sell the Trust Estate, or any portion thereof, unless

          (1) the Holders of all Securities and the Credit Enhancer consent to or direct the Indenture Trustee to make, such Sale, or

          (2) the proceeds of such Sale would be not less than the entire amount which would be payable to the Noteholders under the Notes, Certificateholders under the Certificates (and the Credit Enhancer in respect of amounts drawn under the Credit Enhancement Instrument and any other amounts due the Credit Enhancer under the Insurance Agreement), in full payment thereof in accordance with Section 5.02, on the Payment Date next succeeding the date of such Sale, or

          (3) The Indenture Trustee determines, in its sole discretion, that the conditions for retention of the Trust Estate set forth in Section 5.05 cannot be satisfied (in making any such determination, the Indenture Trustee may rely upon an opinion of an Independent investment banking firm obtained and delivered as provided in Section 5.05, (and the Credit Enhancer consents to such Sale, which consent will not be unreasonably withheld) and the Holders representing at least 66-2/3% of the Security Balances of the Securities consent to such Sale.

The purchase by the Indenture Trustee of all or any portion of the Trust Estate at a private Sale shall not be deemed a Sale or other disposition thereof for purposes of this Section 5.15(b).

     (c) Unless the Holders (and the Credit Enhancer) have otherwise consented or directed the Indenture Trustee, at any public Sale of all or any portion of the Trust Estate at which a minimum bid equal to or greater than the amount described in paragraph (2) of subsection (b) of this Section 5.15 has not been established by the Indenture Trustee and no Person bids an amount equal to or greater than such amount, the Indenture Trustee shall bid an amount at least $1.00 more than the highest other bid.

     (d)  In connection with a Sale of all or any portion of the Trust Estate

          (1) any Holder or Holders of Notes may bid for and (with the consent of the Credit Enhancer) purchase the property offered for sale, and upon compliance with the terms of sale may hold, retain and possess and dispose of such property, without further accountability, and may, in paying the purchase money therefor, deliver any Notes or claims for interest thereon in lieu of cash up to the amount which shall, upon distribution of the net proceeds of such sale, be payable thereon, and such Notes, in case the amounts so payable thereon shall be less than the amount due thereon, shall be returned to the Holders thereof after being appropriately stamped to show such partial payment;

          (2) the Indenture Trustee may bid for and acquire the property offered for Sale in connection with any Sale thereof, and, subject to any requirements of, and to the extent permitted by, applicable law in connection therewith, may purchase all or any portion of the Trust Estate in a private sale, and, in lieu of paying cash therefor, may make settlement for the purchase price by crediting the gross Sale price against the sum of (A) the amount which would be distributable to the Holders of the Notes and Holders of Certificates (and amounts owing to the Credit Enhancer) as a result of such Sale in accordance with Section 5.04(b) on the Payment Date next succeeding the date of such Sale and (B) the expenses of the Sale and of any Proceedings in connection therewith which are reimbursable to it, without being required to produce the Notes in order to complete any such Sale or in order for the net Sale price to be credited against such Notes, and any property so acquired by the Indenture Trustee shall be held and dealt with by it in accordance with the provisions of this Indenture;

          (3) the Indenture Trustee shall execute and deliver an appropriate instrument of conveyance transferring its interest in any portion of the Trust Estate in connection with a Sale thereof;

          (4) the Indenture Trustee is hereby irrevocably appointed the agent and attorney-in-fact of the Issuer to transfer and convey its interest in any portion of the Trust Estate in connection with a Sale thereof, and to take all action necessary to effect such Sale; and

          (5) no purchaser or transferee at such a Sale shall be bound to ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.

     Section 5.16.  Action on Notes.  The Indenture Trustee's right to seek
                    ---------------
and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Trust Estate or upon any of the assets of the Issuer. Any money or property collected by the Indenture Trustee shall be applied in accordance with
Section 5.04(b).

     Section 5.17.  Performance and Enforcement of Certain Obligations.
                    --------------------------------------------------
(a) Promptly following a request from the Indenture Trustee to do so and at the Administrator's expense, the Issuer shall take all such lawful action as the Indenture Trustee may request to compel or secure the performance and observance by the Seller and the Master Servicer, as applicable, of each of their obligations to the Issuer under or in connection with the Mortgage Loan Purchase Agreement and the Master Servicing Agreement, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Mortgage Loan Purchase Agreement and the Master Servicing Agreement to the extent and in the manner directed by the Indenture Trustee, including the transmission of notices of default on the part of the Seller or the Master Servicer thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Seller or the Master Servicer of each of their obligations under the Mortgage Loan Purchase Agreement and the Master Servicing Agreement.

     (b) If an Event of Default has occurred and is continuing, the Indenture Trustee (subject to the rights of the Credit Enhancer under the Master Servicing Agreement) may, and at the direction (which direction shall be in writing or by telephone (confirmed in writing promptly thereafter)) of the Holders of 66-2/3% of the Security Balances of the Notes shall, exercise all rights, remedies, powers, privileges and claims of the Issuer against the Seller or the Master Servicer under or in connection with the Mortgage Loan Purchase Agreement and the Master Servicing Agreement, including the right or power to take any action to compel or secure performance or observance by the Seller or the Master Servicer, as the case may be, of each of their obligations to the Issuer thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Mortgage Loan Purchase Agreement and the Master Servicing Agreement, as the case may be, and any right of the Issuer to take such action shall not be suspended.

                                  ARTICLE VI

                            The Indenture Trustee
                            ---------------------

     Section 6.01.  Duties of Indenture Trustee.  (a)  If an Event of Default
                    ---------------------------
has occurred and is continuing, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

     (b)  Except during the continuance of an Event of Default:

            (i) the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee; and

           (ii) in the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; however, the Indenture Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

     (c) The Indenture Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

            (i) this paragraph does not limit the effect of paragraph (b) of this Section 6.01;

           (ii) the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and

          (iii) the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it (A) pursuant to Section 5.11 (or (B) from the Credit Enhancer, which it is entitled to give under any of the Basic Documents).

     (d) Every provision of this Indenture that in any way relates to the Indenture Trustee is subject to paragraphs (a), (b), (c) and (g) of this
Section 6.01.

     (e) The Indenture Trustee shall not be liable for interest on any money received by it except as the Indenture Trustee may agree in writing with the Issuer.

     (f) Money held in trust by the Indenture Trustee need not be segregated from other funds except to the extent required by law or the terms of this Indenture.

     (g) No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

     Section 6.02.  Rights of Indenture Trustee.  (a)  The Indenture Trustee
                    ---------------------------
may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Indenture Trustee need not investigate any fact or matter stated in the document.

     (b) Before the Indenture Trustee acts or refrains from acting, it may require an Officer's Certificate or an Opinion of Counsel. The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officer's Certificate or Opinion of Counsel.

     (c) The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee, and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent, attorney, custodian or nominee appointed with due care by it hereunder.

     (d) The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Indenture Trustee's conduct does not constitute willful misconduct, (______) negligence or bad faith.

     (e) The Indenture Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relat ing to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

     Section 6.03.  Individual Rights of Indenture Trustee.  The Indenture
                    --------------------------------------
Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Indenture Trustee.
Any Administrator, Note Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Indenture Trustee must comply with Sections 6.11 and 6.12.

     Section 6.04.  Indenture Trustee's Disclaimer.  The Indenture Trustee
                    ------------------------------
shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer in the Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Indenture Trustee's certificate of authentication.

     Section 6.05.  Notice of Event of Default.  If an Event of Default
                    --------------------------
occurs and is continuing and if it is known to a Responsible Officer of the Indenture Trustee, (the Indenture Trustee shall give notice thereof to the Credit Enhancer.) The Indenture Trustee shall mail to each Noteholder notice of the Event of Default within 90 days after it occurs. Except in the case of an Event of Default in payment of principal of or interest on any Note, the Indenture Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Noteholders.

     Section 6.06.  Reports by Indenture Trustee to Holders.   The Indenture
                    ---------------------------------------
Trustee shall deliver to each Noteholder such information as may be required to enable such holder to prepare its federal and state income tax returns. In addition, upon the Issuer's written request, the Indenture Trustee shall promptly furnish information reasonably requested by the Issuer that is reasonably available to the Indenture Trustee to enable the Issuer to perform its federal and state income tax reporting obligations.

     Section 6.07.  Compensation and Indemnity.  The Issuer shall or shall
                    --------------------------
cause the Administrator to pay to the Indenture Trustee on each Payment
Date reasonable compensation for its services. The Indenture Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall or shall cause the Administrator to reimburse the Indenture Trustee for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Indenture Trustee's agents, counsel, accountants and experts. The Issuer shall or shall cause the Administrator to indemnify the Indenture Trustee against any and all loss, liability or expense (including attorneys' fees) incurred by it in connection with the administration of this trust and the performance of its duties hereunder. The Indenture Trustee shall notify the Issuer and the Administrator promptly of any claim for which it may seek indemnity. Failure by the Indenture Trustee to so notify the Issuer and the Administrator shall not relieve the Issuer or the Administrator of its obligations hereunder. The Issuer shall or shall cause the Administrator to defend any such claim, and the Indenture Trustee may have separate counsel and the Issuer shall or shall cause the Administrator to pay the fees and expenses of such counsel. Neither the Issuer nor the Administrator need reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee through the Indenture Trustee's own willful misconduct, negligence or bad faith.

     The Issuer's payment obligations to the Indenture Trustee pursuant to this Section 6.07 shall survive the discharge of this Indenture. When the Indenture Trustee incurs expenses after the occurrence of an Event of Default specified in Section 5.01(iv) or (v) with respect to the Issuer, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or similar law.

     Section 6.08.  Replacement of Indenture Trustee.  No resignation or
                    --------------------------------
removal of the Indenture Trustee and no appointment of a successor
Indenture Trustee shall become effective until the acceptance of appointment by the successor Indenture Trustee pursuant to this Section 6.08. The Indenture Trustee may resign at any time by so notifying the Issuer (and the Credit Enhancer). The Holders of a majority of Security Balances of the Notes may remove the Indenture Trustee by so notifying the Indenture Trustee (and the Credit Enhancer) and may appoint a successor Indenture Trustee. The Issuer shall remove the Indenture Trustee if:

            (i)  the Indenture Trustee fails to comply with Section 6.11;

           (ii)  the Indenture Trustee is adjudged a bankrupt or insolvent;

          (iii) a receiver or other public officer takes charge of the Indenture Trustee or its property; or

           (iv)  the Indenture Trustee otherwise becomes incapable of acting.

     If the Indenture Trustee resigns or is removed or if a vacancy exists in the office of Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), the Issuer shall promptly appoint a successor Indenture Trustee.

     A successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee shall have all the rights, powers and duties of the Indenture Trustee under this Indenture. The succes-sor Indenture Trustee shall mail a notice of its succession to Noteholders. The retiring Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.

     If a successor Indenture Trustee does not take office within 60 days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Issuer or the Holders of a majority of Security Balances of the Notes may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

     If the Indenture Trustee fails to comply with Section 6.11, any Noteholder may petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

     Notwithstanding the replacement of the Indenture Trustee pursuant to this Section, the Issuer's and the Administrator's obligations under
Section 6.07 shall continue for the benefit of the retiring Indenture
Trustee.

     Section 6.09.  Successor Indenture Trustee by Merger.  If the Indenture
                    -------------------------------------
Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Indenture Trustee; provided, that such corporation or banking association shall be otherwise qualified and eligible under Section 6.11. The Indenture Trustee shall provide the Rating Agencies prior written notice of any such transaction.

     In case at the time such successor or successors by merger, conversion or consolidation to the Indenture Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Indenture Trustee may authen-ticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Indenture Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Indenture Trustee shall have.

     Section 6.10.  Appointment of Co-Indenture Trustee or Separate Indenture
                    ---------------------------------------------------------
Trustee.  (a)  Notwithstanding any other provisions of this Indenture, at
-------
any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Trust Estate may at the time be located, the Indenture Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, such title to the Trust Estate, or any part hereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.11 and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 6.08 hereof.

     (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

            (i) all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

           (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

          (iii) the Indenture Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

     (c) Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee.

     (d) Any separate trustee or co-trustee may at any time constitute the Indenture Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

     Section 6.11.  Eligibility; Disqualification.  The Indenture Trustee
                    -----------------------------
shall at all times satisfy the requirements of TIA Section 310(a). The Indenture Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition and it or its parent shall have a long-term debt rating of (____) or better by (______). The Indenture Trustee shall comply with TIA Section 310(b), including the optional provision permitted by the second sentence of TIA Section 310(b)(9); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

     Section 6.12.  Preferential Collection of Claims Against Issuer.  The
                    ------------------------------------------------
Indenture Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). An Indenture Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

     Section 6.13.  Representation and Warranty.  The Indenture Trustee
                    ---------------------------
represents and warrants to the Issuer, for the benefit of the Noteholders, that this Indenture has been executed and delivered by one of its Responsible Officers who is duly authorized to execute and deliver such document in such capacity on its behalf.

     Section 6.14.  Directions to Indenture Trustee.  The Indenture Trustee
                    -------------------------------
is hereby directed:

     (a) to accept assignment of the Mortgage Loans and hold the assets of the Trust in trust for the Noteholders;

     (b) to issue, execute and deliver the Notes substantially in the form prescribed by Exhibit A in accordance with the terms of this Indenture; and

     (c) to take all other actions as shall be required to be taken by the terms of this Indenture.

     Section 6.15.  No Consent to Certain Acts of Depositor.  The Indenture
                    ---------------------------------------
Trustee shall not consent to any action proposed to be taken by the Depositor pursuant to Article (_______________) of the Depositor's Certificate of Incorporation.

                                 ARTICLE VII

                        Noteholders' Lists and Reports
                        ------------------------------

     Section 7.01.  Issuer To Furnish Indenture Trustee Names and Addresses
                    -------------------------------------------------------
of Noteholders.  The Issuer will furnish or cause to be furnished to the
--------------
Indenture Trustee (a) not more than five days after each Record Date, a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Holders of Notes as of such Record Date,
(b) at such other times as the Indenture Trustee (and the Credit Enhancer) may request in writing, within 30 days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 10 days prior to the time such list is furnished; provided, however, that so long as the Indenture Trustee is the Note Registrar, no such list shall be required to be furnished.

     Section 7.02.  Preservation of Information; Communications to
                    ----------------------------------------------
Noteholders.  (a)  The Indenture Trustee shall preserve, in as current
-----------
a form as is reasonably practicable, the names and addresses of the Holders of Notes contained in the most recent list furnished to the Indenture
Trustee as provided in Section 7.01 and the names and addresses of Holders of Notes received by the Indenture Trustee in its capacity as Note Registrar. The Indenture Trustee may destroy any list furnished to it as provided in such Section 7.01 upon receipt of a new list so furnished.

     (b) Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or under the Notes.

     (c) The Issuer, the Indenture Trustee and the Note Registrar shall have the protection of TIA Section 312(c).

     Section 7.03.  Reports by Issuer.  (a)  The Issuer shall:
                    -----------------

            (i) file with the Indenture Trustee, within 15 days after the Issuer is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) that the Issuer may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act;

           (ii) file with the Indenture Trustee, and the Commission in accordance with rules and regulations prescribed from time to time by the Commission such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

          (iii) supply to the Indenture Trustee (and the Indenture Trustee shall transmit by mail to all Noteholders described in TIA
     Section 313(c)) such summaries of any information, documents and reports required to be filed by the Issuer pursuant to clauses (i) and (ii) of this Section 7.03(a) and by rules and regulations prescribed from time to time by the Commission.

     (b) Unless the Issuer otherwise determines, the fiscal year of the Issuer shall end on December 31 of each year.

     Section 7.04.  Reports by Indenture Trustee.  If required by TIA
                    ----------------------------
Section 313(a), within 60 days after each January 1 beginning with ___________, 199_, the Indenture Trustee shall mail to each Noteholder as required by TIA Section 313(c) (and to the Credit Enhancer) a brief report dated as of such date that complies with TIA Section 313(a). The Indenture Trustee also shall comply with TIA Section 313(b).

     A copy of each report at the time of its mailing to Noteholders shall be filed by the Indenture Trustee with the Commission and each stock exchange, if any, on which the Notes are listed. The Issuer shall notify the Indenture Trustee if and when the Notes are listed on any stock exchange.

                                 ARTICLE VIII

                     Accounts, Disbursements and Releases

                     ------------------------------------

     Section 8.01.  Collection of Money.  Except as otherwise expressly
                    -------------------
provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture. The Indenture Trustee shall apply all such money received by it as provided in this Indenture. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Trust Estate, the Indenture Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and any right to proceed thereafter as provided in Article V.

     Section 8.02.  Trust Accounts.  (a)  On or prior to the Closing Date,
                    --------------
the Issuer shall cause the Indenture Trustee to establish and maintain, in the name of the Indenture Trustee, for the benefit of the Noteholders and the Certificateholders (and the Credit Enhancer), the Payment Account as provided in Section 3.01 of this Indenture.

     (b) All moneys deposited from time to time in the Payment Account pursuant to the Master Servicing Agreement and all deposits therein pursuant to this Indenture are for the benefit of the Noteholders, the Certificateholders and the holders of the Residual Ownership Interest and all investments made with such moneys including all income or other gain from such investments are for the benefit of the Master Servicer as provided by the Master Servicing Agreement.

     On each Payment Date during the Funding Period the Indenture Trustee shall withdraw Net Principal Collections from the Payment Account and deposit Net Principal Collections to the Funding Account.

     On each Payment Date, the Indenture Trustee shall distribute all amounts on deposit in the Payment Account (after giving effect to the withdrawal referred to in the preceding paragraph) to Noteholders in respect of the Notes and in its capacity as Certificate Paying Agent to Certificateholders in the order of priority set forth in Section 3.05 (except as otherwise provided in Section 5.04(b).

     The Master Servicer may direct the Indenture Trustee to invest any funds in the Payment Account in Eligible Investments maturing no later than the Business Day preceding each Payment Date and shall not be sold or disposed of prior to the maturity. Unless otherwise instructed by the Master Servicer, the Indenture Trustee shall invest all funds in the Payment Account in its (__________) Short Term Investment Fund so long as it is an Eligible Investment.

     ((c) On or before the Closing Date the Issuer shall open, at the Corporate Trust Office, an account which shall be the "Funding Account". The Master Servicer may direct the Indenture Trustee to invest any funds in the Funding Account in Eligible Investments maturing no later than the Business Day preceding each Payment Date and shall not be sold or disposed of prior to the maturity. (Unless otherwise instructed by the Master Servicer, the Indenture Trustee shall invest all funds in the Payment Account in its _________________________ Fund so long as it is an Eligible Investment.) During the Funding Period, any amounts received by the Indenture Trustee in respect of Net Principal Collections for deposit in the Funding Account, together with any Eligible Investments in which such moneys are or will be invested or reinvested during the term of the Notes, shall be held by the Indenture Trustee in the Funding Account as part of the Trust Estate, subject to disbursement and withdrawal as herein provided.

            (i) Amounts on deposit in the Funding Account in respect of Net Principal Collections may be withdrawn on each Deposit Date and (1) paid to the Issuer in payment for Additional Loans by the deposit of such amount to the Collection Account and (2) at the end of the Funding Period any amounts remaining in the Funding Account after the withdrawal called for by clause (1) shall be deposited in the Payment Account to be included in the payment of principal on the Payment Date that is the last day of the Funding Period.

           (ii) Amounts on deposit in the Funding Account in respect of investment earnings shall be withdrawn on each Payment Date and deposited in the Payment Account and included in the amounts paid to Noteholders and Certificateholders.

     (d) (i) Any investment in the institution with which the Funding Account is maintained may mature on such Payment Date and (ii) any other investment may mature on such Payment Date if the Indenture Trustee shall advance funds on such Payment Date to the Funding Account in the amount payable on such investment on such Payment Date, pending receipt thereof to the extent necessary to make distributions on the Notes and the Certificates) and shall not be sold or disposed of prior to maturity.)

     Section 8.03.  Opinion of Counsel.  The Indenture Trustee shall receive
                    ------------------
at least seven days notice when requested by the Issuer to take any action pursuant to Section 8.05(a), accompanied by copies of any instruments to be executed, and the Indenture Trustee shall also require, as a condition to such action, an Opinion of Counsel, in form and substance satisfactory to the Indenture Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with and such action will not materially and adversely impair the security for the Notes or the rights of the Noteholders in contravention of the provisions of this Indenture; provided, however, that such Opinion of Counsel shall not be required to express an opinion as to the fair value of the Trust Estate. Counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Indenture Trustee in connection with any such action.

     Section 8.04.  Termination Upon Distribution to Noteholders.  This
                    --------------------------------------------
Indenture and the respective obligations and responsibilities of the Issuer and the Indenture Trustee created hereby shall terminate upon the distribution to Noteholders, Certificateholders, holders of the Residual Ownership Interest and the Indenture Trustee of all amounts required to be distributed pursuant to Article III; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

     Section 8.05.  Release of Trust Estate.  (a)  Subject to the payment of
                    -----------------------
its fees and expenses, the Indenture Trustee may, and when required by the provisions of this Indenture shall, execute instruments to release property from the lien of this Indenture, or convey the Indenture Trustee's interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture. No party relying upon an instrument executed by the Indenture Trustee as provided in Article IV hereunder shall be bound to ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent, or see to the application of any moneys.

     (b) The Indenture Trustee shall, at such time as (i) there are no Notes Outstanding, (ii) all sums due the Indenture Trustee pursuant to this Indenture have been paid, (and (iii) all sums due the Credit Enhancer have been paid,) release any remaining portion of the Trust Estate that secured the Notes from the lien of this Indenture. The Indenture Trustee shall release property from the lien of this Indenture pursuant to this
Section 8.05 only upon receipt of an request from the Issuer accompanied by an Officers' Certificate, an Opinion of Counsel, and (if required by the TIA) Independent Certificates in accordance with TIA Section
314(c) and 314(d)(1) meeting the applicable requirements as described herein(, and a letter from the President or any Vice President or any Secretary of the Credit Enhancer, if any, stating that the Credit Enhancer has no objection to such request from the Issuer).

     Section 8.06.  Surrender of Notes Upon Final Payment.  By acceptance of
                    -------------------------------------
any Note, the Holder thereof agrees to surrender such Note to the Indenture Trustee promptly, prior to such Noteholder's receipt of the final payment thereon.


                                  ARTICLE IX

                           Supplemental Indentures
                           -----------------------

     Section 9.01.  Supplemental Indentures Without Consent of Noteholders.
                    ------------------------------------------------------
((a) Without the consent of the Holders of any Notes but with (the consent of the Credit Enhancer and) prior notice to the Rating Agencies
(and the Credit Enhancer), the Issuer and the Indenture Trustee, when authorized by an Issuer Request, at any time and from time to time, may enter into one or more indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as in force at the date of the execution thereof), in form satisfactory to the Indenture Trustee, for any of the following purposes:

            (i) to correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject to the lien of this Indenture additional property;

           (ii) to evidence the succession, in compliance with the applicable provisions hereof, of another person to the Issuer, and the assumption by any such successor of the covenants of the Issuer herein and in the Notes contained;

          (iii) to add to the covenants of the Issuer, for the benefit of the Holders of the Notes, or to surrender any right or power herein conferred upon the Issuer;

           (iv) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;

            (v) to cure any ambiguity, to correct or supplement any provision herein or in any supplemental indenture that may be inconsistent with any other provision herein or in any supplemental indenture or to make any other provisions with respect to matters or questions arising under this Indenture or in any supplemental indenture; provided, that such action shall not adversely affect the interests of the Holders of the Notes;

           (vi) to evidence and provide for the acceptance of the appointment hereunder by a successor trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Article VI; or

          (vii) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the TIA or under any similar federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by the TIA;

provided, however, that no such indenture supplements shall be entered into unless the Indenture Trustee shall have received an Opinion of Counsel that entering into such indenture supplement will not have any material adverse tax consequences to the Noteholders.

     The Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.)

     (b) (The Issuer and the Indenture Trustee, when authorized by an Issuer Request, may, also without the consent of any of the Holders of the Notes but with (the consent of the Credit Enhancer and) prior notice to the Rating Agencies (and the Credit Enhancer), enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided that such action shall not, as evidenced by an Opinion of Counsel, (i) adversely affect in any material respect the interests of any Noteholder or (ii) cause the Issuer to be subject to an entity level tax or be classified as a taxable mortgage pool within the meaning of Section 7701(i) of the Code; provided further that no such Opinion of Counsel shall be required with respect to clause (i) in the preceding proviso if the Person requesting the supplemental indenture obtains prior written confirmation from each Rating Agency that such supplemental indenture shall not result in the downgrading or withdrawal of any rating assigned to the Notes; it being understood and agreed that any such confirmation in and of itself will not represent a determination as to the materiality of any such supplemental indenture and will represent a determination only as to the credit issues affecting the related rating(s).

     Section 9.02.  Supplemental Indentures With Consent of Noteholders.
                    ---------------------------------------------------
(The Issuer and the Indenture Trustee, when authorized by an Issuer Request, also may, with prior notice to the Rating Agencies and, (with the written consent of the Credit Enhancer and) with the consent of the Holders of not less than a majority of the Security Balances of each Class of Notes, by Act of such Holders delivered to the Issuer and the Indenture Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Note affected thereby:

            (i) change the date of payment of any installment of principal of or interest on any Note, or reduce the principal amount thereof or the interest rate thereon, change the provisions of this Indenture relating to the application of collections on, or the proceeds of the sale of, the Trust Estate to payment of principal of or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the Notes on or after the respective due dates thereof;

           (ii) reduce the percentage of the Security Balances of the Notes, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture;

          (iii) modify or alter the provisions of the proviso to the definition of the term "Outstanding" or modify or alter the exception in the definition of the term "Holder";

           (iv) reduce the percentage of the Security Balances of the Notes required to direct the Indenture Trustee to direct the Issuer to sell or liquidate the Trust Estate pursuant to Section 5.04;

            (v) modify any provision of this Section 9.02 except to increase any percentage specified herein or to provide that certain additional provisions of this Indenture or the Basic Documents cannot be modified or waived without the consent of the Holder of each Note affected thereby;

           (vi) modify any of the provisions of this Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date (including the calculation of any of the individual components of such calculation); or

          (vii) permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Trust Estate or, except as otherwise permitted or contemplated herein, terminate the lien of this Indenture on any property at any time subject hereto or deprive the Holder of any Note of the security provided by the lien of this Indenture; and provided, further, that such action shall not, as evidenced by an Opinion of Counsel, cause the Issuer to be subject to an entity level tax or be classified as a taxable mortgage pool within the meaning of Section 7701(i) of the Code.

     The Indenture Trustee may in its discretion determine whether or not any Notes would be affected by any supplemental indenture and any such determination shall be conclusive upon the Holders of all Notes, whether theretofore or thereafter authenticated and delivered hereunder. The Indenture Trustee shall not be liable for any such determination made in good faith.

     It shall not be necessary for any Act of Noteholders under this Section
9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

     Promptly after the execution by the Issuer and the Indenture Trustee of any supplemental indenture pursuant to this Section 9.02, the Indenture Trustee shall mail to the Holders of the Notes to which such amendment or supplemental indenture relates a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.)

     Section 9.03.  Execution of Supplemental Indentures.  In executing, or
                    ------------------------------------
permitting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modification thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and subject to Sections 6.01 and 6.02, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee's own rights, duties, liabilities or immunities under this Indenture or otherwise.

     Section 9.04.  Effect of Supplemental Indenture.  Upon the execution of
                    --------------------------------
any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and shall be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Issuer and the Holders of the Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

     Section 9.05.  Conformity with Trust Indenture Act.  Every amendment of
                    -----------------------------------
this Indenture and every supplemental indenture executed pursuant to this
Article IX shall conform to the requirements of the Trust Indenture Act as then in effect so long as this Indenture shall then be qualified under the Trust Indenture Act.

     Section 9.06.  Reference in Notes to Supplemental Indentures.  Notes
                    ---------------------------------------------
authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and if required by the Indenture Trustee shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Issuer or the Indenture Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.


                                  ARTICLE X

                                  (Reserved)

                                  ARTICLE XI

                                Miscellaneous
                                -------------

     Section 11.01.  Compliance Certificates and Opinions, etc.   (a)  Upon
                     ------------------------------------------
any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Indenture Trustee (and to the Credit Enhancer) (i) an Officer's Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with,
(ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with and (iii)
(if required by the TIA) an Independent Certificate from a firm of certified public accountants meeting the applicable requirements of this Section 11.01, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by anyprovision of this Indenture, no additional certificate or opinion need be furnished.

     Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (1) a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with; and

          (5) if the signer of such Certificate or Opinion is required to be Independent, the Statement required by the definition of the term "Independent".

     (b) (i) Prior to the deposit of any Collateral or other property or securities with the Indenture Trustee that is to be made the basis for the release of any property or securities subject to the lien of this Indenture, the Issuer shall, in addition to any obligation imposed in Section 11.01(a) or elsewhere in this Indenture, furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such deposit) to the Issuer of the Collateral or other property or securities to be so deposited.

           (ii) Whenever the Issuer is required to furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (i) above, the Issuer shall also deliver to the Indenture Trustee an Independent Certificate as to the same matters, if the fair value to the Issuer of the securities to be so deposited and of all other such securities made the basis of any such with-drawal or release since the commencement of the then-current fiscal year of the Issuer, as set forth in the certificates delivered pursuant to clause (i) above and this clause (ii), is 10% or more of the Security Balances of the Notes, but such a certificate need not be furnished with respect to any securities so deposited, if the fair value thereof to the Issuer as set forth in the related Officer's Certificate is less than $25,000 or less than one percent of the Security Balances of the Notes.

          (iii) Whenever any property or securities are to be released from the lien of this Indenture, the Issuer shall also furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such release) of the property or securities proposed to be released and stating that in the opinion of such person the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.

           (iv) Whenever the Issuer is required to furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (iii) above, the Issuer shall also furnish to the Indenture Trustee an Independent Certificate as to the same matters if the fair value of the property or securities and of all other property, other than property as contemplated by clause (v) below or securities released from the lien of this Indenture since the commencement of the then-current calendar year, as set forth in the certificates required by clause (iii) above and this clause (iv), equals 10% or more of the Security Balances of the Notes, but such certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officer's Certificate is less than $25,000 or less than one percent of the then Security Balances of the Notes.

            (v) Notwithstanding any provision of this Indenture, the Issuer may, without compliance with the requirements of the other provisions of this
Section 11.01, (A) collect, sell or otherwise dispose of Mortgage Loans and Mortgaged Properties as and to the extent permitted or required by the Basic Documents or (B) make cash payments out of the Payment Account as and to the extent permitted or required by the Basic Documents, so long as the Issuer shall deliver to the Indenture Trustee every six months, commencing __________, 199_, an Officer's Certificate of the Issuer stating that all the dispositions of Collateral described in clauses (A) or (B) above that occurred during the preceding six calendar months were in the ordinary course of the Issuer's business and that the proceeds thereof were applied in accordance with the Basic Documents.

     Section 11.02.  Form of Documents Delivered to Indenture Trustee.  In
                     ------------------------------------------------
any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Seller, the Issuer or the Administrator, stating that the information with respect to such factual matters is in the possession of the Seller, the Issuer or the Administrator, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

     Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer's compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee's right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

     Section 11.03.  Acts of Noteholders.  (a)  Any request, demand,
                     -------------------
authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section 11.03.

     (b) The fact and date of the execution by any person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.

     (c)  The ownership of Notes shall be proved by the Note Register.

     (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes shall bind the Holder of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

     Section 11.04.  Notices, etc., to Indenture Trustee, Issuer, (Credit
                     ----------------------------------------------------
Enhancer) and Rating Agencies.  Any request, demand, authorization,
-----------------------------
direction, notice, consent, waiver or Act of Noteholders or other documents provided or permitted by this Indenture shall be in writing and if such request, demand, authorization, direction, notice, consent, waiver or act of Noteholders is to be made upon, given or furnished to or filed with:

            (i) the Indenture Trustee by any Noteholder or by the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Indenture Trustee at the Corporate Trust Office, or

           (ii) the Issuer by the Indenture Trustee or by any Noteholder shall be sufficient for every purpose hereunder if in writing and mailed first-class, postage prepaid to the Issuer addressed to: (IndyMac) Home Equity Loan Trust 199_-__ in care of (_____________), (______________)
     Attention of (_________) with a copy to the Administrator at (______________), Attention: (_____________), or at any other address previously furnished in writing to the Indenture Trustee by the Issuer or the Administrator. The Issuer shall promptly transmit any notice received by it from the Noteholders to the Indenture Trustee, or

         ((iii) the Credit Enhancer by the Issuer, the Indenture Trustee or by any Noteholders shall be sufficient for every purpose hereunder to in writing and mailed, first-class postage pre-paid, or personally delivered or telecopied to: (_______________), Attention:
     (______________), Telephone: (_____________), Telecopier:
     (___________).)

     Notices required to be given to the Rating Agencies by the Issuer, the Indenture Trustee or the Owner Trustee shall be in writing, personally delivered or mailed by certified mail, return receipt requested, to ((i) in the case of DCR, at the following address: (________________);) (and) ((ii) in the case of Fitch Investors Service, L.P., at the following address:
(______________);) (and) ((iii) in the case of Moody's, at the following address: Moody's Investors Service, ABS Monitoring Department, 99 Church Street, New York, New York 10007); (and) ((iv) in the case of Standard & Poor's, at the following address: Standard & Poor's Corporation, 26 Broadway (15th Floor), New York, New York 10004, Attention of Asset Backed Surveillance Department;) or as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

     Section 11.05.  Notices to Noteholders; Waiver.  Where this Indenture
                     ------------------------------
provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid to each Noteholder affected by such event, at his address as it appears on the Note
Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

     Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

     In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

     Where this Indenture provides for notice to the Rating Agencies, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute an Event of Default.

     Section 11.06.  Alternate Payment and Notice Provisions.
                     ---------------------------------------
Notwithstanding any provision of this Indenture or any of the Notes to the contrary, the Issuer may enter into any agreement with any Holder of a Note providing for a method of payment, or notice by the Indenture Trustee or any Administrator to such Holder, that is different from the methods provided for in this Indenture for such payments or notices. The Issuer will furnish to the Indenture Trustee a copy of each such agreement and the Indenture Trustee will cause payments to be made and notices to be given in accordance with such agreements.

     Section 11.07.  Conflict with Trust Indenture Act.  If any provision
                     ---------------------------------
hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

     The provisions of TIA SectionSection 310 through 317 that impose duties on any person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

     Section 11.08.  Effect of Headings.  The Article and Section headings
                     ------------------
herein are for convenience only and shall not affect the construction hereof.

     Section 11.09.  Successors and Assigns.  All covenants and agreements in
                     ----------------------
this Indenture and the Notes by the Issuer shall bind its successors and assigns, whether so expressed or not. All agreements of the Indenture Trustee in this Indenture shall bind its successors, co-trustees and agents.

     Section 11.10.  Separability.  In case any provision in this Indenture
                     ------------
or in the Notes shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 11.11.  Benefits of Indenture.  (The Credit Enhancer and its
                     ---------------------
successors and assigns shall be a third-party beneficiary to the provisions of this Indenture.) Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Noteholders, and any other party secured hereunder, and any other Person with an ownership interest in any part of the Trust Estate, any benefit or any legal or equitable right, remedy or claim under this Indenture.

     Section 11.12.  Legal Holidays.  In any case where the date on which any
                     --------------
payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

     Section 11.13.  GOVERNING LAW.  THIS INDENTURE SHALL BE CONSTRUED IN
                     -------------
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     Section 11.14.  Counterparts.  This Indenture may be executed in any
                     ------------
number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     Section 11.15.  Recording of Indenture.  If this Indenture is subject to
                     ----------------------
recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at its expense accompanied by an Opinion of Counsel (which may be counsel to the Indenture Trustee or any other counsel reasonably acceptable to the Indenture Trustee) to the effect that such recording is necessary either for the protection of the Noteholders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture.

     Section 11.16.  Issuer Obligation.  No recourse may be taken, directly
                     -----------------
or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity. For all purposes of this Indenture, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Article VI, VII and VIII of the Trust Agreement.

     Section 11.17.  No Petition.  The Indenture Trustee, by entering into
                     -----------
this Indenture, and each Noteholder, by accepting a Note, hereby covenant and agree that they will not at any time institute against the Depositor or the Issuer, or join in any institution against the Depositor or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, this Indenture or any of the Basic Documents.

     Section 11.18.  Inspection.  The Issuer agrees that, on reasonable prior
                     ----------
notice, it will permit any representative of the Indenture Trustee, during the Issuer's normal business hours, to examine all the books of account, records, reports and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited by Independent certified public accountants, and to discuss the Issuer's affairs, finances and accounts with the Issuer's officers, employees, and Independent certified public accountants, all at such reasonable times and as cause its representatives to hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Indenture Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder.

     Section 11.19.  Authority of the Administrator.  Each of the parties to
                     ------------------------------
this Indenture acknowledges that the Issuer and the Owner Trustee have each appointed the Administrator to act as its agent to perform the duties and obligations of the Issuer hereunder. Unless otherwise instructed by the Issuer or the Owner Trustee, copies of all notices, requests, demands and other documents to be delivered to the Issuer or the Owner Trustee pursuant to the terms hereof shall be delivered to the Administrator. Unless otherwise instructed by the Issuer or the Owner Trustee, all notices, requests, demands and other documents to be executed or delivered, and any action to be taken, by the Issuer or the Owner Trustee pursuant to the terms hereof may be executed, delivered and/or taken by the Administrator pursuant to the Administration Agreement.

     IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                         (IndyMac) Home Equity Loan Trust 199_-_
                         as Issuer

                         By:  (______________________),
                              not in its individual capacity
                              but solely as Owner Trustee

                         By:___________________________________
                            Name:
                            Title:



                         (________________________________),
                         as Indenture Trustee, as Certificate Paying Agent and as Certificate Registrar


                         By:____________________________________
                            Name:
                            Title:



(___________________)
hereby accepts the appoint-
ment as Certificate Paying
Agent pursuant to Section
3.03 hereof and as Certifi-
cate Registrar pursuant to
Section 4.02 hereof.





______________________________
By:
Title:






STATE OF NEW YORK        )
                         ) ss.:
COUNTY OF NEW YORK       )

     On this ____ day of __________, before me personally appeared ______________, to me known, who being by me duly sworn, did depose and say, that he resides at _________________, __________________ _____, that
he is the                    of the Owner Trustee, one of the
          ------------------
corporations described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instru-ment is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.


                                   ___________________________
                                          Notary Public


(NOTARIAL SEAL)




STATE OF NEW YORK        )
                         ) ss.:
COUNTY OF NEW YORK       )

     On this ____ day of __________, before me personally appeared
              , to me known, who being by me duly sworn, did depose and
--------------
say, that he resides at
                        -----------------------------------------------,
that he is the ______________ of ________________, as Indenture Trustee,
one of the corporations described in and which executed the above instru-ment; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.

                                   ___________________________
                                          Notary Public


(NOTARIAL SEAL)




STATE OF NEW YORK        )
                         ) ss.:
COUNTY OF NEW YORK       )


     On this ____ day of __________, before me personally appeared
              , to me known, who being by me duly sworn, did depose and
--------------
say, that he resides at
                       ------------------------------------------------
that he is an ________________ of _______________, as Indenture Trustee,
one of the corporations described in and which executed the above instru-ment; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.



                                   ___________________________
                                          Notary Public


(NOTARIAL SEAL)




                                                                APPENDIX A
                                                                ----------


                                DEFINITIONS


     Accelerated Principal Distribution Amount:  With respect to any
     -----------------------------------------
Payment Date, the lesser of (x) the amount remaining in the Payment Account after the application of funds on deposit therein in accordance with clauses (i) through (vi) of Section 3.05 of the Indenture and (y) the amount required to reach the Required Overcollateralization Amount.

     Accelerated Principal Payment Amount:  As defined in Section 3.05
     ------------------------------------
of the Indenture.

     Additional Balance:  With respect to any Mortgage Loan, any future
     ------------------
Draw made by the related Mortgagor pursuant to the related Loan Agreement after the Cut-off Date in the case of an Initial Loan, or after the Deposit Date in the case of an Additional Loan; provided, however,
                                                --------  -------
that if an Amortization Event occurs, then any Draw after such Amorti-zation Event shall not be acquired by the Issuer and shall not be an Addi-tional Balance.

     Additional Loans:  All home equity line of credit loans sold by
     ----------------
the Seller to the Issuer after the Closing Date pursuant to Section 2 of the Loan Purchase Agreement.

     Administration Agreement:  The Administration Agreement dated as
     ------------------------
of ___________, 199_ among the Issuer, the Indenture Trustee and (______ ________), as Administrator, as it may be amended from time to time.

     Administrator:  (______________), as administrator under the
     -------------
Administration Agreement or any successor Administrator appointed pursuant to the terms of the Administration Agreement.

     Affiliate:  With respect to any Person, any other Person con
     ---------
trolling, controlled by or under common control with such Person. For purposes of this definition, "control" means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise and "controlling" and "controlled" shall have meanings correlative to the foregoing.

     Aggregate Security Balance:  With respect to any Payment Date, the
     --------------------------
aggregate of the Principal Balances of all Securities as of such date.

     (Amortization Event:  Any one of the following events:
      ------------------
          (a) the failure on the part of the Seller (i) to make any payment or deposit required to be made under the Loan Purchase Agreement within four Business Days after the date such payment or deposit is required to be made; or (ii) to observe or perform in any material respect any other covenants or agreements of the Seller set forth in the Loan Purchase Agreement, which failure continues unreme-died for a period of 60 days after written notice and such failure materially and adversely affects the interests of the Securityholders or the Credit Enhancer;

          (b) if any representation or warranty made by the Seller in the Loan Purchase Agreement proves to have been incorrect in any material respect when made and which continues to be incorrect in any material respect for a period of 45 days with respect to any representation or warranty of the Seller made in Section (___) of the Loan Purchase Agreement or 90 days with respect to any representation or warranty made in Section (___) or (___) of the Loan Purchase Agreement after written notice and as a result of which the interests of the Securit-yholders or the Credit Enhancer are materially and adversely affected; provided, however, that an Amortization Event shall not be deemed to
     --------  -------
     occur if the Seller has repurchased or substituted for the related Mortgage Loans or all Mortgage Loans, if applicable, during such period (or within an additional 60 days with the consent of the Indenture Trustee and the Credit Enhancer) in accordance with the provisions of the Indenture;

          (c) The entry against the Seller of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, read-justment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days;

          (d) The Seller shall voluntarily go into liquidation, consent to the appointment of a conservator, receiver, liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Seller or of or relating to all or substantially all of its property, or a decree or order of a court, agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, liquidator or similar person in any insolvency, readjust-ment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Seller and such decree or order shall have remained in force undischarged, unbonded or unstayed for a period of 60 days; or the Seller shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

          (e) the Issuer becomes subject to regulation by the Commission as an investment company within the meaning of the Investment Company Act of 1940, as amended;

          (f) an Event of Servicing Termination relating to the Master Servicer occurs under the Master Servicing Agreement and the Master Servicer is the Seller; or

          (g) the aggregate of all draws under the Credit Enhancement Instrument exceed 1% of the sum of (i) the Cut-off Date Asset Balance and (ii) the amount by which the Pool Balance as of the latest date that the Additional Loans have been transferred to the Issuer exceeds the Cut-off Date Asset Balance.

     In the case of any event described in (a), (b) or (f), an Amortiza-tion Event will be deemed to have occurred only if, after any applicable grace period described in such clauses, either the Indenture Trustee, the Credit Enhancer or, with the consent of the Credit Enhancer, Securityhold-ers evidencing not less than 51% of the Security Balance of each of the Notes and the Certificates by written notice to the Seller, the Master Servicer, the Depositor and the Owner Trustee (and to the Indenture Trustee, if given by the Credit Enhancer or the Securityholders) may declare that an Amortization Event has occurred as of the date of such notice. In the case of any event described in clauses (c), (d), (e), (g) or (h), an Amortization Event will be deemed to have occurred without any notice or other action on the part of the Indenture Trustee, the Security-holders or the Credit Enhancer immediately upon the occurrence of such event; provided, that any Amortization event described in clauses (g)
       --------
or (h) may be waived and deemed of no effect with the written consent of the Credit Enhancer and each Rating Agency, subject to the satisfaction of any conditions to such waiver.)

     Appraised Value:  With respect to any Mortgaged Property, either
     ---------------
(x) the value set forth in an appraisal of such Mortgaged Property made to establish compliance with the underwriting criteria then in effect in connection with the later of the application for the Mortgage Loan secured by such Mortgaged Property or any subsequent increase or decrease in the related Credit Limit or to reduce or eliminate the amount of any primary insurance, or (y) if the sales price of the Mortgaged Property is considered in accordance with the underwriting criteria applicable to the Mortgage Loan, the lesser of (i) the appraised value referred to in (x) above and (ii) the sales price of such Mortgaged Property.

     Asset Balance:  With respect to any Mortgage Loan, other than a
     -------------
Liquidated Mortgage Loan, and as of any day, the related Cut-off Date Asset Balance or Deposit Date Asset Balance, (plus (i) any Additional
                                              ----
Balances in respect of such Mortgage Loan conveyed to the Issuer,) minus
                                                                   -----
((ii)) all collections credited as principal in respect of any such Mortgage Loan in accordance with the related Loan Agreement (except for any such collections that are allocable to the Excluded Amount) and applied in reduction of the Asset Balance thereof. For purposes of this definition, a Liquidated Mortgage Loan shall be deemed to have an Asset Balance equal to the Asset Balance of the related Mortgage Loan immedi-ately prior to the final recovery of all related Liquidation Proceeds and an Asset Balance of zero thereafter.

     Assignment of Mortgage:  With respect to any Mortgage, an assign
     ----------------------
ment, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction in which the related Mortgaged Property is located to reflect the conveyance of the Mortgage, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering the Mortgage Loans secured by Mortgaged Properties located in the same jurisdiction.

     Authorized Newspaper:  A newspaper of general circulation in the
     --------------------
Borough of Manhattan, The City of New York, printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays.

     Authorized Officer:  With respect to the Issuer, any officer of
     ------------------
the Owner Trustee who is authorized to act for the Owner Trustee in matters relating to the Issuer and who is identified on the list of Authorized Officers delivered by the Owner Trustee to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter) and, so long as the Administration Agreement is in effect, any Responsible Officer of the Administrator who is autho-rized to act for the Administrator in matters relating to the Issuer and to be acted upon by the Administrator pursuant to the Administration Agreement and who is identified on the list of Authorized Officers delivered by the Administrator to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

     Basic Documents:  The Trust Agreement, the Certificate of Trust,
     ---------------
the Indenture, the Loan Purchase Agreement, the Insurance Agreement, the Administration Agreement, the Master Servicing Agreement, the Custodial Agreement and the other documents and certificates delivered in connection with any of the above.

     Beneficial Owner:  With respect to any Note, the Person who is the
     ----------------
beneficial owner of such Note as reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly as a Depository Participant or indirectly through a Depository Participant, in accordance with the rules of such Depository).

     Billing Cycle:  With respect to any Mortgage Loan and Due Date,
     -------------
the calendar month preceding such Due Date.

     Book-Entry Notes:  Beneficial interests in the Notes, ownership
     ----------------
and transfers of which shall be made through book entries by the Deposito-ry as described in Section 4.06 of the Indenture.

     Business Day:  Any day other than (i) a Saturday or a Sunday or
     ------------
(ii) a day on which banking institutions in the State of New York, (_______________) or (_____________) are required or authorized by law to be closed.

     Business Trust Statute:  Chapter 38 of Title 12 of the Delaware
     ----------------------
Code, 12 Del. Code SectionSection3801 et seq., as the same may be
         ---                          -- ----
amended from time to time.

     Carryover Loss Amount:  With respect to any Payment Date, the
     ---------------------
aggregate of Loss Amounts (other than Loss Amounts arising during the related Collection Period) with respect to which either (i) payments of principal have not been previously made on the Notes and the Certificates or (ii) were not reflected in a reduction (not below zero) of the Overcol-lateralization Amount.

     Certificate Distribution Amount:  With respect to any Payment
     -------------------------------
Date, the sum of (x) the amount accrued during the related Interest Period on the Principal Balance of the Certificates at the Certificate Rate for such Interest Period and (y) any Unpaid Certificate Distribution Amount Shortfall. The amount available for distribution on any Payment Date shall be allocated first to the amount in clause (x) above, and second to the amount in clause (y) above.

     Certificate Paying Agent:  The meaning specified in Section 3.03
     ------------------------
of the Indenture.

     Certificate Percentage:  With respect to any Payment Date, the
     ----------------------
ratio, expressed as a percentage, of the aggregate of the Principal Balance of the Certificates immediately prior to such Payment Date to the sum of the aggregate of the Principal Balance of the Securities immediate-ly prior to such date.

     Certificate Rate:  With respect to any Interest Period, the per
     ----------------
annum rate determined by the Master Servicer equal to the sum of (i) LIBOR and (ii) (______)%; provided, however, that in no event shall the
                    --------  -------
Certificate Rate with respect to any Interest Period exceed the Maximum
Rate.

     Certificate Register:  The register maintained by the Certificate
     --------------------
Registrar in which the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certifi-cates.

     Certificate Registrar:  Initially, (______________), in its
     ---------------------
capacity as Certificate Registrar, or any successor to the Indenture Trustee in such capacity.

     Certificate of Trust:  The Certificate of Trust filed for the
     --------------------
Trust pursuant to Section 3810(a) of the Business Trust Statute.

     Certificates:  The Home Equity Loan Asset-Backed Certificates,
     ------------
Series 199_-_, each evidencing undivided beneficial interests in the Issuer and executed by the Owner Trustee in substantially the form set forth in Exhibit A to the Trust Agreement.

     Certificateholder:  The Person in whose name a Certificate is
     -----------------
registered in the Certificate Register except that, any Certificate registered in the name of the Issuer, the Owner Trustee or the Indenture Trustee or any Affiliate of any of them shall be deemed not to be out-standing and the registered holder will not be considered a Certific-ateholder or a holder for purposes of giving any request, demand, authori-zation, direction, notice, consent or waiver under the Indenture or the Trust Agreement provided that, in determining whether the Indenture Trustee or the Owner Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates that the Indenture Trustee or the Owner Trustee knows to be so owned shall be so disregarded. Owners of Certificates that have been pledged in good faith may be regarded as Holders if the pledgee establish-es to the satisfaction of the Indenture Trustee or the Owner Trustee, as the case may be, the pledgee's right so to act with respect to such Certificates and that the pledgee is not the Issuer, any other obligor upon the Certificates or any Affiliate of any of the foregoing Persons.

     Class:  The Notes or the Certificates, as the case may be.
     -----
     Closing Date:  ___________, 199_.
     ------------
     Code:  The Internal Revenue Code of 1986, as amended, and the
     ----
rules and regulations promulgated thereunder.

     Collateral:  The meaning specified in the Granting Clause of the
     ----------
Indenture.

     Collection Account:  The account or accounts created and main
     ------------------
tained pursuant to Section (    ) of the Master Servicing Agreement.  The
Collection Account shall be an Eligible Account.

     Collection Period:  With respect to any Mortgage Loan and Payment
     -----------------
Date other than the first Payment Date, the calendar month preceding any such Payment Date and with respect to the first Payment Date, the period from _____________ through (___________).

     Combined Loan-to-Value Ratio:  With respect to any Mortgage Loan
     ----------------------------
and any date, the percentage equivalent of a fraction, the numerator of which is the sum of (i) the greater of (x) the Credit Limit and (y) the Cut-off Date Asset Balance of such Mortgage Loan and (ii) the outstanding principal balance as of the date of the origination of such Mortgage Loan (or any subsequent date as of which such outstanding principal balance may be determined in connection with an increase or decrease in the Credit Limit or to reduce the amount of primary insurance for such Mortgage Loan) of any mortgage loan or mortgage loans that are secured by liens on the Mortgaged Property that are senior or subordinate to the Mortgage and the denominator of which is the Appraised Value of the related Mortgaged Property.

     Corporate Trust Office:  With respect to the Indenture Trustee,
     ----------------------
Certificate Registrar, Certificate Paying Agent and Paying Agent, the principal corporate trust office of the Indenture Trustee and Note Registrar at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this instrument is located at (______________), except that for purposes of
Section 4.02 of the Indenture and Section 3.09 of the Trust Agreement, such term shall include the Indenture Trustee's office or agency at (__________) to the Owner Trustee, the principal corporate trust office of the Owner Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Trust Agreement is located at (___________), Attention: (_______- ___________).

     (Credit Enhancement Draw Amount:  As defined in Section 3.32 of
      ------------------------------
the Indenture.

     Credit Enhancement Instrument:  The security bond number (______
     -----------------------------
____), dated as of the Closing Date, issued by the Credit Enhancer to the Indenture Trustee for the benefit of the Noteholders and to the Certifi-cate Paying Agent as agent for the Issuer for the benefit of the Certific-ateholders.

     Credit Enhancer:  (______________________), a (_______________),
     ---------------
any successor thereto or any replacement credit enhancer substituted pur-suant to Section 3.33 of the Indenture.

     Credit Enhancer Default:  If the Credit Enhancer fails to make a
     -----------------------
payment required under the Credit Enhancement Instrument in accordance with its terms.)

     Credit Limit:  With respect to any Mortgage Loan, the maximum
     ------------
Asset Balance permitted under the terms of the related Loan Agreement.

     Custodial Agreement:  Any Custodial Agreement between the Custodi
     -------------------
an, the Indenture Trustee, the Issuer and the Master Servicer relating to the custody of the Mortgage Loans and the Related Documents.

     Custodian:  With respect to the Mortgage Loans, (______________),
     ---------
a (_______________), and its successors and assigns.

     Cut-Off Date:  With respect to the Initial Loans ________, 199_.
     ------------

     DCR:  Duff & Phelps Credit Rating Co. or its successor in inter
     ---
est.

     Default:  Any occurrence which is or with notice or the lapse of
     -------
time or both would become an Event of Default.

     Definitive Notes:  The meaning specified in Section 4.06 of the
     ----------------
Indenture.

     Deleted Mortgage Loan:  A Mortgage Loan replaced or to be replaced
     ---------------------
with an Eligible Substitute Mortgage Loan.

     (Deposit Date:  The applicable date as of which any Additional
      ------------
Loan is sold to the Issuer pursuant to the Loan Purchase Agreement.

     Deposit Date Asset Balance:  With respect to any Additional Loan,
     --------------------------
the Asset Balance thereof as of the Deposit Date.)

     Depositor:  IndyMac ABS, Inc., a Delaware corporation, or its
     ---------
successor in interest.

     Depository or Depository Agency:  The Depository Trust Company or
     -------------------------------
a successor appointed by the Indenture Trustee with the approval of the Depositor. Any successor to the Depository shall be an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange
Act and the regulations of the Securities and Exchange Commission thereunder.

     Depository Participant:  A Person for whom, from time to time, the
     ----------------------
Depository effects book-entry transfers and pledges of securities deposit-ed with the Depository.

     Designated Certificate:  The meaning specified in Section 3.11 of
     ----------------------
the Trust Agreement.

     Dissolution Payment Date:  Following an Event of Default under the
     ------------------------
Indenture and an acceleration of the Maturity Date of the Notes, a date on which the proceeds of the sale of the Trust Estate are paid to Securityho-lders.

     Draw:  With respect to any Mortgage Loan, a borrowing by the
     ----
Mortgagor under the related Loan Agreement.

     Due Date:  With respect to the Mortgage Loans, the (__)th day of
     --------
the month.

     Eligible Account:  An account that is any of the following:  (i)
     ----------------
maintained with a depository institution the short-term debt obligations of which have been rated by each Rating Agency in its highest rating available, or (ii) an account or accounts in a depository institution in which such accounts are fully insured to the limits established by the FDIC, provided that any deposit not so insured shall, to the extent
      --------
acceptable to each Rating Agency, as evidenced in writing, be maintained such that (as evidenced by an Opinion of Counsel delivered to the Indenture Trustee and each Rating Agency) the Indenture Trustee have a claim with respect to the funds in such account or a perfected first security interest against any collateral (which shall be limited to Eligible Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, or (iii) in the case of the Collection Account, either (A) a trust account or accounts maintained at the Corporate Trust Department of the Indenture Trustee or (B) an account or accounts maintained at the Corporate Trust Department of the Indenture Trustee, as long as its short term debt obligations are rated (___) by (_____) and (___) by (_____________) or the equivalent or better by each Rating Agency and its long term debt obligations are rated (___) by (___) and (___) by (___________) or the equivalent or better by each Rating Agency, or (iv) in the case of the Collection Account and the Payment Account, a trust account or accounts maintained in the corporate trust division of the Indenture Trustee, or (v) an account or accounts of a depository institution acceptable to each Rating Agency as evidenced in writing by each Rating Agency that use of any such account as the Collection Account or the Payment Account will not reduce the rating assigned to any of the Securities by such Rating Agency below investment grade (without taking into account the Credit Enhancement Instrument.)

     Eligible Investments:  One or more of the following:
     --------------------
(i) obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;
(ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency rating the related Series of Securities, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Securities by each such Rating Agency;
(iii) commercial paper issued by (____________) or any of its Affiliates or commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each such Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Securities by each such Rating Agency; (iv) certificates of deposit, demand or time deposits, or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company, but only if Moody's is not a Rating Agency) are then rated one of the two highest long-term and the highest short-term ratings of each such Rating Agency for such securi-ties, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the Securities by any such Rating Agency; (iv) demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that such deposits are fully insured by the FDIC; (v) guaranteed rein-vestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the Securities by any such Rating Agency; (vi) repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (iv) above; (vii) securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest ratings of each Rating Agency (except if the Rating Agency is Moody's, such rating shall be the highest commercial paper rating of Moody's for any such securities), or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the Securities by any such Rating Agency, as evidenced by a signed writing delivered by each such Rating Agency; and (viii) such other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each Rating Agency as will not result in the downgrading or withdrawal of the rating then assigned to the Securities of such Series by any such Rating Agency, as evidenced by a signed writing delivered by each such Rating Agency; provided that no such instrument
                                      --------
shall be an Eligible Investment if such instrument evidences the right to receive interest only payments with respect to the obligations underlying such instrument.

     Eligible Substitute Mortgage Loan:  A Mortgage Loan substituted by
     ---------------------------------
the Depositor for a Deleted Mortgage Loan which must, on the date of such substitution, as confirmed in an Officers' Certificate delivered to the Indenture Trustee, (i) have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution (or in the case of a substitution of more than one Mortgage Loan for a Deleted Mortgage Loan, an aggregate outstanding principal balance, after such deduction), not in excess of the outstanding principal balance of the Deleted Mortgage Loan (the amount of any short-fall to be deposited by the Seller in the Collection Account in the month of substitution); (ii) have a Loan Rate not less than the Loan Rate of the Deleted Mortgage Loan and not more than __% in excess of the Loan Rate of such Deleted Mortgage Loan; (iii) have a Loan Rate based on the same index with adjustments to such Loan Rate made on the same interest rate adjust-ment date as that of the Deleted Mortgage Loan; (iv) have a Margin that is not less than the Margin of the Deleted Mortgage Loan and not more than _____ basis points higher than the Margin for the Deleted Mortgage Loan;
(v) have a mortgage of the same or higher level of priority as the mortgage relating to the Deleted Mortgage Loan; (vi) have a remaining term to maturity not more than ____ months earlier and not more than ____ months later than the remaining term to maturity of the Deleted Mortgage Loan; (vii) comply with each representation and warranty as to the Mortgage Loans set forth in the Loan Purchase Agreement (deemed to be made as of the date of substitution); (viii) in general, have an original Combined Loan-to-Value Ratio not greater than that of the Deleted Mortgage Loans; and (ix) satisfy certain other conditions specified in the Purchase Agreement. To the extent the Principal Balance of an Eligible Substitute Mortgage Loan is less than the Principal Balance of the related Deleted Mortgage Loan, the Seller will be required to make a deposit tot he Collection Account equal to such difference; and (x) not be __ days or more delinquent.

     ERISA:  The Employee Retirement Income Security Act of 1974, as
     -----
amended.

     Event of Default:  With respect to the Indenture, any one of the
     ----------------
following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (i) a default in the payment of any interest on any Note when the same becomes due and payable, and such default shall continue for a period of five days; or

          (ii) a default in the payment of the principal of or any installment of the principal of any Note when the same becomes due and payable; or

          (iii) (a Credit Enhancer Default shall have occurred and be continuing and) there occurs a default in the observance or perfor-mance of any covenant or agreement of the Issuer made in the Inden-ture, or any representation or warranty of the Issuer made in the Indenture or in any certificate or other writing delivered pursuant hereto or in connection herewith proving to have been incorrect in any material respect as of the time when the same shall have been made, and such default shall continue or not be cured, or the circum-stance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of 30 days after there shall have been given, by registered or certified mail, to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the Holders of at least 25% of the Outstanding Amount of the Notes, a written notice speci-fying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a notice of default hereunder; or

          (iv) (a Credit Enhancer Default shall have occurred and be continuing and) there occurs the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer or any substantial part of the Trust Estate in an involun-tary case under any applicable federal or state bankruptcy, insol-vency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Trust Estate, or ordering the winding-up or liquidation of the Issuer's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

          (v) (a Credit Enhancer Default shall have occurred and be continuing and) there occurs the commencement by the Issuer of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuer to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the assets of the Trust Estate, or the making by the Issuer of any general assignment for the benefit of creditors, or the failure by the Issuer generally to pay its debts as such debts become due, or the taking of any action by the Issuer in furtherance of any of the foregoing.

     Event of Servicer Termination:  With respect to the Master Servic
     -----------------------------
ing Agreement, an Event of Default as defined in Section 7.01 of the Master Servicing Agreement.

     Exchange Act:  The Securities Exchange Act of 1934, as amended,
     ------------
and the rules and regulations promulgated thereunder.

     Excluded Amount:  For any Payment Date on or after the occurrence
     ---------------
of an Amortization Event, with respect to all collections whether interest or principal (other than any amounts received in respect of a Repurchase Price and pursuant to Section (_________) of the Master Servicing Agree-
ment) ("Total Collections") on all Initial Loans and Additional Loans in each case including all Draws whether or not transferred to the Issuer (collectively, "Total Balances of Obligors"), an amount equal to the product of (A) Total Collections during the related Collection Period and
(B) a fraction equal to one (1) minus a fraction the numerator of which is
                                -----
(x) the aggregate Asset Balances of the end of the last Collection Period and the denominator of which is (y) the Total Balances of Obligors.

     Expenses:  The meaning specified in Section 8.02 of the Trust
     --------
Agreement.

     FDIC:  The Federal Deposit Insurance Corporation or any successor
     ----
thereto.

     Final Scheduled Payment Date:  To the extent not previously paid,
     ----------------------------
the principal balance of each Class of Notes will be due on the Payment Date in ____________ ____.

     Fitch:  Fitch IBCA, Inc. or its successor in interest.
     -----

     FNMA:  The Federal National Mortgage Association, or any successor
     ----
thereto.

     Foreclosure Profit:  With respect to a Liquidated Mortgage Loan,
     ------------------
the amount, if any, by which (i) the aggregate of its Net Liquidation Proceeds exceeds (ii) the related Asset Balance (plus accrued and unpaid interest thereon at the applicable Loan Rate from the date interest was last paid through the date of receipt of the final Liquidation Proceeds) of such Liquidated Mortgage Loan immediately prior to the final recovery of its Liquidation Proceeds.

     (Funding Account:  The trust account created and maintained with
      ---------------
the Indenture Trustee pursuant to Section 8.02 of the Indenture and referred to therein as the Funding Account. Funds deposited in the Funding Account shall be held in trust for the uses and purposes set forth in Article VIII of the Indenture.

     Funding Period:  The period commencing on the Cut-off Date and
     --------------
ending on the earlier of (x) the Payment Date in __________, 199_ and (y) the occurrence of an Amortization Event.)

     Grant:  Mortgage, pledge, bargain, sell, warrant, alienate,
     -----
remise, release, convey, assign, transfer, create, and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to the Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and op-tions (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of such collateral or other agreement or instrument and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

     Gross Margin:  With respect to any Mortgage Loan, the percentage
     ------------
set forth as the "Gross Margin" for such Mortgage Loan on the Mortgage Loan Schedule, as adjusted from time to time with respect to any (_______ _______) Loan in accordance with the terms of the Master Servicing Agreement.

     (Guaranteed Principal Payment Amount:  With respect to any Payment
      -----------------------------------
Date, other than the Dissolution Payment Date, the amount, if any, by which the Aggregate Security Balance (after giving effect to all amounts allocable and distributable to principal on the Securities on such Payment
Date) exceeds the sum of (A) the Pool Balance plus (B) all amounts
                                              ----
on deposit in the Funding Account on such date (after giving effect to all withdrawals therefrom and deposits thereto pursuant to Sections 8.02(b) and 8.02(c) of the Indenture on such Payment Date). With respect to the Payment Date in ________ 20__, if such Payment Date is not a Dissolution Payment Date, the amount, if any, by which the aggregate of the Security Balances (after giving effect to all amounts allocable and distributable to principal on the Securities) exceeds the amount on deposit in the Payment Account available to be paid as principal on the Securities (after giving effect to all amounts allocable and distributable as principal on the Securities on such date).)

     Holder:  Any of the Noteholders or Certificateholders.
     ------

     Indemnified Party:  The meaning specified in Section 8.02 of the
     -----------------
Trust Agreement.

     Indenture:  The indenture dated as of _________, 199_ between the
     ---------
Issuer and the Indenture Trustee, as Indenture Trustee.

     Indenture Trustee:  (______________), and its successors and
     -----------------
assigns or any successor indenture trustee appointed pursuant to the terms of the Indenture.

     Independent:  When used with respect to any specified Person, the
     -----------
Person (i) is in fact independent of the Issuer, any other obligor on the Notes, the Seller, the Depositor and any Affiliate of any of the foregoing Persons, (ii) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Seller, the Depositor or any Affiliate of any of the foregoing Persons and
(iii) is not connected with the Issuer, any such other obligor, the Seller, the Depositor or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

     Independent Certificate:  A certificate or opinion to be delivered
     -----------------------
to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.01 of the Indenture, made by an Independent appraiser or other expert appointed by an Issuer Order and approved by the Indenture Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of "Independent" in this Indenture and that the signer is Independent within the meaning thereof.

     Index Rate:  (The rate (equal to) (based on) the highest "prime
     ----------
rate" published in the 'Money Rates' table of The Wall Street Journal as of the first Business Day of each calendar month.)

     Initial Loans:  All home equity lines of credit sold by the Seller
     -------------
to the Purchaser on ________, 199_ pursuant to the terms of the Loan Purchase Agreement, as specified in the Mortgage Loan Schedule.

     Initial Principal Balance:  With respect to the Certificates,
     -------------------------
$______________; and the Notes, $___________.

     Insolvency Event:  With respect to a specified Person, (a) the
     ----------------
filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable bankruptcy, insolven-cy or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person orfor any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due or the admission by such Person in writing (as to which the Indenture Trustee shall have notice) of its inability to pay its debts generally, or the adoption by the Board of Directors or managing member of such Person of a resolution which authorizes action by such Person in furtherance of any of the foregoing.

     (Insurance Agreement:  The insurance and reimbursement agreement
      -------------------
dated as of ______________, 199_ among the Master Servicer, the Seller, the Depositor, the Issuer and the Credit Enhancer, including any amend-ments and supplements thereto.)

     Insurance Proceeds:  Proceeds paid by any insurer pursuant to any
     ------------------
insurance policy covering a Mortgage Loan which are required to be remitted to the Master Servicer, or amounts required to be paid by the
Master Servicer pursuant to the last sentence of Section (           ) of
the Master Servicing Agreement, net of any component thereof (i) covering any expenses incurred by or on behalf of the Master Servicer in connection with obtaining such proceeds, (ii) that is applied to the resto ration or repair of the related Mortgaged Property, (iii) released to the Mortgagor in accordance with the Master Servicer's normal servicing proce-dures or (iv) required to be paid to any holder of a mortgage senior to such Mortgage Loan.

     Interest Collections:  With respect to any Payment Date, the sum
     --------------------
of all payments by or on behalf of Mortgagors and any other amounts constituting interest (including without limitation such portion of Insurance Proceeds, Net Liquidation Proceeds and Repurchase Prices as is allocable to interest on the applicable Mortgage Loan) as is paid by the Seller or the Master Servicer or is collected by the Servicer under the Mortgage Loans, reduced by the Servicing Fees for the related Collection Period and by any fees (including annual fees) or late charges or similar administrative fees paid by Mortgagors during the related Collection Period. The terms of the related Loan Agreement shall determine the portion of each payment in respect of such Mortgage Loan that constitutes principal or interest.

     Interest Period:  With respect to any Payment Date other than the
     ---------------
first Payment Date, the period beginning on the preceding Payment Date and ending on the day preceding such Payment Date, and in the case of the first Payment Date, the period beginning on the Closing Date and ending on the day preceding the first Payment Date.

     Issuer:  (_________________________) 199_-_, a Delaware business
     ------
trust, or its successor in interest.

     Issuer Request:  A written order or request signed in the name of
     --------------
the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

     (LIBOR:  For any Interest Period other than the first Interest
      -----
Period, the rate for United States dollar deposits for one month which appears on the Telerate Screen Page 3750 as of 11:00 A.M., London time, on the second LIBOR Business Day prior to the first day of such Interest Period. With respect to the first Interest Period, the rate for United States dollar deposits for one month which appears on the Telerate Screen Page 3750 as of _____ A.M., _________________ time, two LIBOR Business Days prior to the Closing Date. If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the Indenture Trustee after consultation with the Master Servicer), the rate will be the Reference Bank Rate. If no such quotations can be obtained and no Reference Bank Rate is available, LIBOR will be LIBOR applicable to the preceding Payment Date.)

     LIBOR Business Day:  Any day other than (i) a Saturday or a Sunday
     ------------------
or (ii) a day on which banking institutions in the State of New York, (__________) or (________), or in the city of London, England are required or authorized by law to be closed.

     Lien:  Any mortgage, deed of trust, pledge, conveyance, hypotheca
     ----
tion, assignment, participation, deposit arrangement, encumbrance, lien (statutory or other), preference, priority right or interest or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC (other than any such financing statement filed for informational purposes only) or comparable law of any jurisdic-tion to evidence any of the foregoing; provided, however,
                                       --------  -------
that any assignment pursuant to Section (        ) of the Master Servicing
Agreement shall not be deemed to constitute a Lien.

     Lifetime Rate Cap:  With respect to each Mortgage Loan with
     -----------------
respect to which the related Mortgage Note provides for a lifetime rate cap, the maximum Loan Rate permitted over the life of such Mortgage Loan under the terms of such Mortgage Note, as set forth on the Mortgage Loan Schedule and initially as set forth on Exhibit A to the Master Servicing Agreement.

     Liquidated Mortgage Loan:  With respect to any Payment Date, any
     ------------------------
Mortgage Loan in respect of which the Master Servicer has determined, in accordance with the servicing procedures specified in the Master Servicing Agreement, as of the end of the related Collection Period that substan-tially all Liquidation Proceeds which it reasonably expects to recover with respect to the disposition of the related REO have been recovered.

     Liquidation Expenses:  Out-of-pocket expenses (exclusive of
     --------------------
overhead) which are incurred by or on behalf of the Master Servicer in connection with the liquidation of any Mortgage Loan and not recovered under any insurance policy, such expenses including, without limitation, legal fees and expenses, any unreimbursed amount expended (including, without limitation, amounts advanced to correct defaults on any mortgage loan which is senior to such Mortgage Loan and amounts advanced to keep current or pay off a mortgage loan that is senior to such Mortgage Loan) respecting the related Mortgage Loan and any related and unreimbursed expenditures for real estate property taxes or for property restoration, preservation or insurance against casualty loss or damage.

     Liquidation Loss Amounts:  With respect to any Payment Date and
     ------------------------
any Mortgage Loan that became a Liquidated Mortgage Loan during the related Collection Period, the unrecovered portion of the related Asset Balance thereof at the end of such Collection
Period, after giving effect to the Net Liquidation Proceeds applied in reduction of the Asset Balance.

     Liquidation Proceeds:  Proceeds (including Insurance Proceeds (but
     --------------------
not including amounts drawn under the Credit Enhancement Instrument)) received in connection with the liquidation of any Mortgage Loan or related REO, whether through trustee's sale, foreclosure sale or other-wise.

     Loan Agreement:  With respect to any Mortgage Loan, the credit
     --------------
line account agreement executed by the related Mortgagor and any amendment or modification thereof.

     Loan Purchase Agreement:  The Loan Purchase Agreement, dated as of
     -----------------------
the Cut-off Date, between the Seller, as seller, and the Depositor, as purchaser, with respect to the Mortgage Loans.

     Loan Rate:  With respect to any Mortgage Loan and any day, the sum
     ---------
of the Index Rate and the Margin.

     Margin:  The (spread).
     ------

     Master Servicer:  (________________), and its successors and
     ---------------
assigns.

     Master Servicing Agreement:  The Master Servicing Agreement dated
     --------------------------
as of ______________, 199_ between (______________), as Indenture Trustee, and the Master Servicer, as master servicer.

     Master Servicing Fee:  With respect to any Collection Period, the
     --------------------
product of (i) the Master Servicing Fee Rate divided by 12 and (ii) the aggregate Asset Balance of the Mortgage Loans, as of the first day of such Collection Period.

     Master Servicing Fee Rate:  With respect to any (______________)
     -------------------------
Loan, (____)% per annum.

     Maximum Pool Balance:  As to any Payment Date the highest Pool
     --------------------
Balance at the end of any Collection Period from the Closing Date up to and including the related Collection Period.

     Maximum Rate:  With respect to any Interest Period, the Weighted
     ------------
Average Net Loan Rate related to the Due Date in the month preceding the month in which such Interest Period ends (adjusted to an effective rate reflecting accrued interest calculated on the basis of the actual number of days in the Collection Period commencing in the month in which such Interest Period commences and a year assumed to consist of 360 days).

     Moody's:  Moody's Investors Service, Inc. or its successor in
     -------
interest.

     Mortgage:  The mortgage, deed of trust or other instrument creat
     --------
ing a first or second lien on an estate in fee simple interest in real property securing a Mortgage Loan.

     Mortgage File:  The file containing the Related Documents pertain
     -------------
ing to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to the Loan Purchase Agreement or the Master Servicing Agreement.

     Mortgage Loan Schedule:  With respect to any date, the schedule of
     ----------------------
Mortgage Loans included in the Trust Estate on such date. The initial schedule of Mortgage Loans as of the Cut-Off Date is the schedule set forth in Exhibit A of the Master Servicing Agreement, which schedule sets forth as to each Mortgage Loan (i) the Cut-Off Date Trust Balance, (ii) the Credit Limit, (iii) the Gross Margin, (iv) the name of the Mortgagor,
(v) the Lifetime Rate Cap, if any, (vi) the loan number, (vii) an indica-tion as to the applicable Mortgage Loan Group, and (viii) the lien position of the related Mortgage. The Mortgage Loan Schedule will be amended from time to time by annex to reflect Additional Loans.

     Mortgage Loans:  At any time, collectively, all Initial Loans (and
     --------------
Additional Loans, in each case including Additional Balances, if any, that have been sold to the Depositor under the Loan Purchase Agreement,) in each case together with the Related Documents, and that remain subject to the terms thereof.

     Mortgage Note:  With respect to a Mortgage Loan, the Loan Agree
     -------------
ment pursuant to which the related mortgagor agrees to pay the indebt-edness evidenced thereby and secured by the related Mortgage as modified or amended.

     Mortgaged Property:  The underlying property, including real
     ------------------
property and improvements thereon, securing a Mortgage Loan.

     Mortgagor:  The obligor or obligors under a Loan Agreement.
     ---------

     Net Liquidation Proceeds:  With respect to any Liquidated Mortgage
     ------------------------
Loan, Liquidation Proceeds net of Liquidation Expenses.

     Net Loan Rate:  With respect to any Mortgage Loan and any day, the
     -------------
related Loan Rate less the related Servicing Fee Rate.

     (Net Principal Collections:  With respect to any Distribution
      -------------------------
Date, the excess, if any, of Security Principal Collections for the related Collection Period over the amount of Additional Balances created during the related Collection Period.)

     Notes:  The Notes designated as the "Notes" in the Indenture.
     -----

     Note Owner:  The Beneficial Owner of a Note.
     ----------

     Note Rate:  With respect to any Interest Period, a per annum rate
     ---------
determined by the Master Servicer equal to (LIBOR as of the second LIBOR Business Day) prior to the first day of such Interest Period and (___)%; provided however, that in no event shall the Note Rate with
-------- -------
respect to any Interest Period exceed the Maximum Rate for such Interest
Period.

     Note Register:  The register maintained by the Note Registrar in
     -------------
which the Note Registrar shall provide for the registration of Notes and of transfers and exchanges of Notes.

     Note Registrar:  The Indenture Trustee, in its capacity as Note
     --------------
Registrar.

     Noteholder:  The Person in whose name a Note is registered in the
     ----------
Note Register, except that, any Note registered in the name of the Depositor, the Issuer or the Indenture Trustee or any Affiliate of any of them shall be deemed not to be outstanding and the registered holder will not be considered a Noteholder or holder for purposes of giving any re-quest, demand, authorization, direction, notice, consent or waiver under the Indenture or the Trust Agreement provided that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that the Indenture Trustee or the Owner Trustee knows to be so owned shall be so disregarded. Owners of Notes that have been pledged in good faith may be regarded as Holders if the pledgee establishes to the satisfaction of the Indenture Trustee or the Owner Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Issuer, any other obligor upon the Notes or any Affiliate of any of the foregoing Persons.

     Officer's Certificate:  With respect to the Master Servicer, a
     ---------------------
certificate signed by the President, Managing Director, a Director, a Vice President or an Assistant Vice President, of the Master Servicer and delivered to the Indenture Trustee. With respect to the Issuer, a certificate signed by any Authorized Officer of the Issuer, under the circumstances described in, and otherwise complying with, the applicable requirements of Section (11.01) of the Indenture, and delivered to the Indenture Trustee. Unless otherwise specified, any reference in the Indenture to an Officer's Certificate shall be to an Officer's Certificate of any Authorized Officer of the Issuer.

     Opinion of Counsel:  A written opinion of counsel who may be in
     ------------------
house counsel for the Master Servicer if acceptable to the Indenture Trustee, (the Credit Enhancer) and the Rating Agencies or counsel for the Depositor, as the case may be.

     Outstanding:  With respect to the Notes, as of the date of deter
     -----------
mination, all Notes theretofore executed, authenticated and delivered under this Indenture except:

          (i) Notes theretofore cancelled by the Note Registrar or delivered to the Indenture Trustee for cancellation; and

         (ii) Notes in exchange for or in lieu of which other Notes have been executed, authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a holder in due course;

(provided, however, that for purposes of effectuating the Credit
 --------  -------
Enhancer's right of subrogation as set forth in Section 4.12 of the Indenture only, all Notes that have been paid with funds provided under the Credit Enhancement Instrument shall be deemed to be Outstanding until the Credit Enhancer has been reimbursed with respect thereto.)

     Overcollateralization Amount:  With respect to any Payment Date,
     ----------------------------
the amount by which the sum of (x) the Pool Balance as of the last day of the related Collection Period and (y) the amount on deposit in the Funding Account in respect of Net Principal Collections, on such Payment Date exceeds the Aggregate Security Balance on such Payment Date (after
-------
giving effect to all amounts distributed and allocable to principal on the Securities and deposits to and withdrawals from the Funding
Account that are applied to reduce the Security Balances on such Payment Date).

     Owner Trust Estate:  The corpus of the Issuer created by the Trust
     ------------------
Agreement which consists of the Mortgage Loans, such assets as shall from time to time be deposited in the Collection Account and/or the Payment Account allocable to the Mortgage Loans in accordance with the Trust Agreement, property that secured a Mortgage Loan and that has become REO, certain hazard insurance policies maintained by the Mortgagors or by or on behalf of the Master Servicer in respect of the Mortgage Loans, (the Credit Enhancement Instrument,) an assignment of the Depositor's rights under the Loan Purchase Agreement and the obligation of the Depositor to purchase Additional Balances under the Loan Purchase Agreement and all proceeds of each of the foregoing.

     Owner Trustee:  (______________), and its successors and assigns
     -------------
or any successor owner trustee appointed pursuant to the terms of the Trust Agreement.

     Paying Agent:  Any paying agent or co-paying agent appointed
     ------------
pursuant to Section 3.03 of the Indenture, which initially shall be (______________).

     Payment Account:  The account established by the Indenture Trustee
     ---------------
pursuant to Section 8.02 of the Indenture and Section (____) of the Master Servicing Agreement. The Payment Account shall be an Eligible Account.

     Payment Date:  The (___) day of each month, or if such day is not
     ------------
a Business Day, then the next Business Day.

     Percentage Interest:  With respect to any Note, the percentage
     -------------------
obtained by dividing the Security Balance of such Note by the aggregate of the Security Balances of all Notes of the same Class. With respect to any Certificate, the percentage obtained by dividing the denomination speci-fied on such Certificate by the Initial Principal Balance of the Certifi-cates.

     Person:  Any individual, corporation, partnership, joint venture,
     ------
association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     (Policy:  The irrevocable and unconditional limited financial
      ------
guaranty insurance policy number (__________), dated as of the Closing Date, issued by the Credit Enhancer to the Indenture Trustee for the benefit of the Noteholders and to the Certificate Paying Agent as agent for the Issuer for the benefit of the Certificateholders.)

     Pool Balance:  With respect to any date, the aggregate of the
     ------------
Asset Balances of all Mortgage Loans as of such date.

     Principal Balance:  With respect to any Payment Date, the Initial
     -----------------
Principal Balance thereof, reduced by all distributions of principal thereon prior to such Payment Date.

     Principal Collection Distribution Amount:  For any Payment Date,
     ----------------------------------------
(i) so long as an Amortization Event has not occurred, Net Principal Collections and (ii) following an Amortization Event, Security Principal Collections; provided, however, on any Payment Date with respect to
             --------  -------
which the Overcollateralization Amount that would result if determined without regard to this proviso exceeds the Required Overcollateralization Amount the Principal Collection Distribution Amount will be reduced by the amount of such excess until the Overcollateralization Amount equals the Required Overcollateralization Amount.

     Principal Collections:  With respect to any Payment Date and any
     ---------------------
Mortgage Loan, the aggregate of the following amounts:

          (i) the total amount of payments made by or on behalf of the Mortgagor, received and applied as payments of principal on the Mortgage Loan during the related Collection Period, as reported by the related Subservicer;

         (ii) any Net Liquidation Proceeds, allocable as a recovery of principal, received in connection with the Mortgage Loan during the related Collection Period;

        (iii) if the Mortgage Loan was purchased by the Master Servicer pursuant to Section 3.14 of the Master Servicing Agreement, or was repurchased by the Seller pursuant to the Loan Purchase Agreement, during the related Collection Period, 100% of the Asset Balance of the Mortgage Loan as of the date of such purchase or repurchase; and

         (iv) any other amounts received as payments on or proceeds of the Mortgage Loan during the Collection Period to the extent applied in reduction of the principal amount thereof;

provided that Principal Collections shall not include any Foreclosure
--------
Profits, and shall be reduced by any amounts withdrawn from the Collection Account pursuant to clauses (iii), (iv), (vii) and (viii) of Section
(      ) of the Master Servicing Agreement other than any portion of such amounts that are attributable to the Excluded Amount in respect of any Mortgage Loan that are allocable to principal of such Mortgage Loan and not otherwise excluded from the amounts specified in (i) - (iv) above.

     Proceeding:  Any suit in equity, action at law or other judicial
     ----------
or administrative proceeding.

     Purchaser:  (____________), a (_____________) corporation, and its
     ---------
successors and assigns.

     Qualified Insurer:  A mortgage guaranty insurance company duly
     -----------------
qualified as such under the laws of the state of its principal place of business and each state having jurisdiction over such insurer in connec-tion with the insurance policy issued by such insurer, duly authorized and licensed in such states to transact a mortgage guaranty insurance business in such states and to write the insurance provided by the insurance policy issued by it, approved as an insurer by the Master Servicer and as a FNMA-approved mortgage insurer.

     Rating Agency:  Any nationally recognized statistical rating
     -------------
organization, or its successor, that rated the Securities at the request of the Depositor at the time of the initial issuance of the Securities. Initially, (________) or (__________). If such organization or a succes-sor is no longer in existence, "Rating Agency" shall be such nationally recognized statistical rating organization, or other comparable Person, designated by the Depositor, notice of which designation shall be given to the Indenture Trustee. References herein to the highest short term unsecured rating category of a Rating Agency shall mean (___) or better in the case of (__________)and (___) or better in the case of (_____) and in the case of any other Rating Agency shall mean such equivalent ratings. References herein to the highest long-term rating category of a Rating Agency shall mean "(___)" in the case of (__________) and (_____) in the case of (________) and in the case of any other Rating Agency, such equivalent rating.

     Record Date:  With respect to the Notes and any Payment Date, the
     -----------
Business Day next preceding such Payment Date and with respect to the Certificates and any Payment Date, the last Business Day of the month preceding the month of such Payment Date.

     (Reference Bank Rate:  With respect to any Interest Period, as
      -------------------
follows: the arithmetic mean (rounded upwards, if necessary, to the nearest one sixteenth of a percent) of the offered rates for United States dollar deposits for one month which are offered by the Reference Banks as of _____ A.M., _________________ time, on the second LIBOR Business Day prior to the first day of such Interest Period to prime banks in the London interbank market for a period of one month in amounts approximately equal to the sum of the Outstanding Amount of Notes and the Certificate Principal Balance; provided that at least two such Reference Banks
                   --------
provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Depositor after consultation with the Indenture Trustee, as of ______ a.m., ______________ time, on such date for loans in U.S. Dollars to leading European Banks for a period of one month in amounts approximately equal to the Aggregate Security Balance. If no such quotations can be obtained, the Reference Bank Rate shall be the Reference Bank Rate applicable to the preceding Interest Period.)

     Reference Banks:  (_________________________________________ ____
     ---------------
and ______________________.)

     Related Documents:  With respect to each Mortgage Loan, the
     -----------------
documents specified in Section 1(a) of the Loan Purchase Agreement and any documents required to be added to such documents pursuant to the Loan Purchase Agreement, the Trust Agreement or the Master Servicing Agreement.

     REO:  A Mortgaged Property that is acquired by the Issuer in
     ---
foreclosure or by deed in lieu of foreclosure.

     Repurchase Price:  With respect to any Mortgage Loan required to
     ----------------
be repurchased on any date pursuant to the Loan Purchase Agreement or purchased by the Master Servicer pursuant to the Master Servicing Agree-ment, an amount equal to the sum of (i) 100% of the Asset Balance thereof (without reduction for any amounts charged off) and (ii) unpaid accrued interest at the Loan Rate on the outstanding principal balance thereof from the Due Date to which interest was last paid by the Mortgagor to the first day of the month following the month of purchase. No portion of any Repurchase Price shall be included in the Excluded Amount for any Payment Date.

     (Required Overcollateralization Percentage:  The greater of (___)%
      -----------------------------------------
and a percentage as determined by (_________) during the Funding Period in connection with the delivery of Additional Loans.

     Required Overcollateralization Amount:  As to any Payment Date
     -------------------------------------
prior to the Payment Date in (___________), the Required Overcollaterali-zation Percentage of the greater of (i) the Pool Balance as of the Cut-off Date and (ii) the Maximum Pool Balance as of the end of the Related Collection Period (the "Initial Required Overcollateralization Amount"). As to any Payment Date on or after the Payment Date in (_______), the greater of (A) the lesser of (x) the Initial Required Overcollateraliza-tion Amount and (y) (___)% of the Pool Balance as of the end of the related Collection Period and (B) (___)% of the greater of (i) the Pool Balance as of the Cut-off Date and (ii) the Maximum Pool Balance; Any scheduled reduction to the Required Overcollateralization Amount described above shall not be made as of any Payment Date unless (i) the outstanding Principal Balance of the Mortgage Loans delinquent __ days or more averaged over the last 12 months as a percentage of the aggregate out-standing Principal Balance of all Mortgage Loans averaged over the last 12 months does not exceed (____)% (or if the Pool Balance is less than (___)% of the Maximum Pool Balance, (___)%) and (ii) aggregate Liquidated Loss Amounts on the Mortgage Loans to date for such Payment Date occurring during the first two years after the Closing Date or occurring during the ___, ___, ___, or ___ year (or any year thereafter) after the Closing Date, are less than (___), (___), (____), (___) or (___)% respectively, of the Maximum Pool Balance and (iii) there has been no draw on the Credit Enhancement Instrument. The Required Overcollateralization Amount may be reduced with the prior written consent of the Credit Enhancer and the Rating Agencies.)

     Residual Ownership Interest:  Collectively, the beneficial owner
     ---------------------------
ship interests in the Issuer established under the Trust Agreement that are entitled to receive all amounts to be paid to the Issuer or its designee pursuant to Section 3.05(a)(xi) of the Indenture, over the term thereof.

     Residual Ownership Interest Paying Agent:  Any residual ownership
     ----------------------------------------
interest paying agent appointed pursuant to Section 3.03 of the Indenture, which initially shall be (______________).

     Responsible Officer:  With respect to the Indenture Trustee, any
     -------------------
officer of the Indenture Trustee with direct responsibility for the administration of the Trust Agreement and also, with respect to a particu-lar matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

     Securities Act:  The Securities Act of 1933, as amended, and the
     --------------
rules and regulations promulgated thereunder.

     Security:  Any of the Certificates or Notes.
     --------

     Security Balance:  The Principal Balance of the Notes or the
     ----------------
Certificates, as the case may be.

     Securityholder or Holder:  Any Noteholder or a Certificateholder.
     --------------    ------

     Security Interest Collections:  With respect to any Payment Date,
     -----------------------------
Interest Collections during the related Collection Period excluding the portion thereof allocable to the Excluded Amount.

     Security Percentage:  With respect to any Payment Date and Securi
     -------------------
ty, the percentage equivalent of a fraction the numerator of which is the Security Balance of such Security immediately prior to such Payment Date and the denominator of which is the aggregate of the Security Balances of all Securities as of such date.

     Security Principal Collections:  With respect to any Payment Date,
     ------------------------------
Principal Collections during the related Collection Period excluding the portion thereof allocable to the Excluded Amount.

     Seller:  (______________________), and its successors and assigns.
     ------

     Servicing Fee:  With respect to any Mortgage Loan, the sum of the
     -------------
related Master Servicing Fee and the related Subservicing Fee.

     Servicing Fee Rate:  With respect to any Mortgage Loan, the sum of
     ------------------
the related Master Servicing Fee Rate and the related Subservicing Fee
Rate.

     Servicing Officer:  Any officer of the Master Servicer involved
     -----------------
in, or responsible for, the administration and servicing of the Mortgage Loans whose name and specimen signature appear on a list of servicing officers furnished to the Indenture Trustee by the Master Servicer, as such list may be amended from time to time.


     Standard & Poor's:  Standard & Poor's Ratings Group or its successor
     -----------------
in interest.

     Subservicer:  Any Person with whom the Master Servicer has entered
     -----------
into a Subservicing Agreement as a Subservicer by the Master Servicer, including the Initial Subservicers.

     Subservicing Agreement:  The written contract between the Master
     ----------------------
Servicer and any Subservicer relating to servicing and administration of
certain Mortgage Loans as provided in Section (      ) of the Master
Servicing Agreement.

     Subservicing Fee:  With respect to any Mortgage Loan and any
     ----------------
Collection Period, the fee retained monthly by the Subservicer (or, in the case of a nonsubserviced Mortgage Loan, by the Master Servicer) equal to the product of (i) the Subservicing Fee Rate divided by 12 and (ii) the aggregate Asset Balance of the Mortgage Loans as of the first day of such Collection Period.

     Subservicing Fee Rate:  With respect to any Mortgage Loan, (____)%
     ---------------------
per annum.

     (Substitution Adjustment Amounts:  With respect to any Eligible
     --------------------------------
Substitute Mortgage Loan, the amount as defined in Section (     ) of the
Loan Purchase Agreement.)

     (Telerate Screen Page 3750:  The display designated as page 3750
      -------------------------
on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks). If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be selected by the Issuer after consultation with the Indenture Trustee), the rate will be the Reference Bank Rate.)

     Treasury Regulations:  Regulations, including proposed or tempo
     --------------------
rary Regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

     Trust Agreement:  The Trust Agreement dated as of __________, 199_
     ---------------
between the Owner Trustee, and the Depositor.

     Trust Estate:  The meaning specified in the Granting Clause of the
     ------------
Indenture.

     Trust Indenture Act or TIA:  The Trust Indenture Act of 1939, as
     --------------------------
amended from time to time, as in effect on any relevant date.

     UCC:  The Uniform Commercial Code, as amended from time to time,
     ---
as in effect in any specified jurisdiction.

     Unpaid Certificate Distribution Amount Shortfall:  With respect to
     ------------------------------------------------
any Payment Date, the aggregate amount, if any, of Certificate Distribu-tion Amount that was accrued in respect of a prior Payment Date and has not been distributed to Certificateholders.

     Weighted Average Net Loan Rate:  With respect to the Mortgage
     ------------------------------
Loans in the aggregate, and any Due Date, the average of the Net Loan Rate for each Mortgage Loan as of the last day of the related Billing Cycle weighted on the basis of the related Asset Balances outstanding as of the last day of the related Billing Cycle (except for the (______________) Loans where the Net Loan Rate will represent the average Net Loan Rate during the related Billing Cycles weighted on the basis of the daily Asset Balance during the related Billing Cycle for such Mortgage Loans) for each Mortgage Loan as determined by the Master Servicer in accordance with the Master Servicer's normal servicing procedures.